EXHIBIT 2(a)









                          ASSET PURCHASE AGREEMENT


                                BY AND AMONG

                                HASBRO, INC.

                                HIAC X CORP.


                                    AND


                           TIGER ELECTRONICS, INC.

                            OWEN RANDALL RISSMAN

                          RISSMAN FAMILY 1997 TRUST

                       AND CERTAIN AFFILIATES THEREOF







                        Dated as of February 8, 1998




                       TABLE OF CONTENTS


                                                             Page

ARTICLE I DEFINITIONS..........................................1

ARTICLE II PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES...11
2.1.    Transfer of Assets....................................11
2.2.    Excluded Assets.......................................13
2.3.    Assumption of Obligations.............................14
2.4.    Limitation on Assumption..............................15

ARTICLE III.PAYMENT AND ALLOCATION OF PURCHASE PRICE..........16
3.1.    Initial Purchase Price; Payment.......................16
3.2.    Allocation of Purchase Price..........................17

ARTICLE IV ADJUSTMENTS TO PURCHASE PRICE......................17
4.1.    Delivery of Closing Date Financial Statements.........17
4.2.    Delivery of Adjustment Statements.....................18
4.3.    Governing Principles; Supporting Documentation........19
4.4.    Review of Adjusted Statements; Dispute
         Resolution...........................................19
4.5.    Payment of Adjustment Amount and Interest Amount......20
4.6.    Barter Credits........................................20

ARTICLE V REPRESENTATIONS AND WARRANTIESOF SELLERS AND THE
         SHAREHOLDERS.........................................21
5.1.    Organization, Good Standing and Authority.............21
5.2.    Articles of Incorporation; By-laws; Minute Books......21
5.3.    Due Authorization, Execution and Delivery.............22
5.4.    Owned Interests.......................................22
5.5.    Financial Statements..................................22
5.6.    Liabilities...........................................23
5.7.    Absence of Certain Changes............................23
5.8.    Consents; No Conflict.................................24
5.9.    Governmental Approvals and Compliance with Laws.......25
5.10.   Material Contracts....................................26
5.11.   Legal Proceedings.....................................29
5.12.   Intellectual Property.................................29
5.13.   Tax Matters...........................................31
5.14.   Employees, Labor Matters, etc.........................33
5.15.   Employee Benefit Plans and Related Matters; ERISA.....34
5.16.   Environmental Matters.................................36
5.17.   Brokerage or Finder's Fees............................37
5.18.   Real Property.........................................37
5.19.   Assets................................................38
5.20.   Business Relations....................................38
5.21.   Inventory.............................................40
5.22.   Tooling and Equipment.................................40
5.23.   Assets not in the Possession of Sellers...............41
5.24.   Affiliate Transactions................................41
5.25.   Insurance.............................................41
5.26.   Warranties............................................42
5.27.   Disclosure............................................42

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER PARENT.....42
6.1.    Organization and Authority of Buyer Parent............42
6.2.    Due Authorization by Buyer Parent.....................42
6.3.    Consents; No Conflict.................................43
6.4.    Brokerage and Finder's Fee............................43
6.5.    Litigation............................................43

ARTICLE VII COVENANTS.........................................44
7.1.    Information Prior to Closing..........................44
7.2.    Conduct of Business...................................44
7.3.    Financial Statements..................................46
7.4.    Employee Matters......................................47
7.5.    Stock Acquisition.....................................49
7.6.    Filings; Third-Party Consents.........................50
7.7.    Confidentiality; Publicity............................51
7.8.    Consummation of the Transactions......................51
7.9.    Exclusivity...........................................52
7.10.   Additional Disclosure Information.....................52
7.11.   Excluded Contracts....................................52

ARTICLE VIII CONDITIONS PRECEDENT TO BUYERS' OBLIGATION
         TO CLOSE.............................................53
8.1.    Truth of Representations and Warranties...............53
8.2.    Performance of Agreements.............................53
8.3.    No Legal Obstruction..................................53
8.4.    Employment Matters....................................54
8.5.    Treatment of Affiliated Party Arrangements............54
8.6.    Absence of Material Adverse Effect....................54
8.7.    Net Income Before Taxes...............................54
8.8.    Deliveries............................................54

ARTICLE IX CONDITIONS PRECEDENT TO SELLERS'AND THE
         SHAREHOLDERS' OBLIGATION TO CLOSE....................55
9.1.    Truth of Representations and Warranties...............55
9.2.    Performance of Agreements.............................55
9.3.    No Legal Obstruction..................................55
9.4.    Deliveries............................................55

ARTICLE X THE CLOSING.........................................56
10.1.   Closing...............................................56
10.2.   Documents to be Delivered by Sellers and
         Shareholders.........................................56
10.3.   Documents to be Delivered by Buyers...................57

ARTICLE XI FURTHER AGREEMENTS.................................58
11.1.   Survival of Representations and Warranties............58
11.2.   Transfer Taxes and Other Costs........................58
11.3.   Expenses..............................................59
11.4.   Post-Closing Confidentiality..........................59
11.5.   Releases..............................................59
11.6.   Name Change; Post-Closing Use of Trademarks...........59
11.7.   Liability with Respect to Products....................60
11.8.   Treatment of Certain Excluded Liabilities.............60
11.9.   Non-Competition Covenants.............................60
11.10.  Access to Books and Records...........................61
11.11.  Delivery of Notice; Further Assurances................61

ARTICLE XII INDEMNIFICATION...................................62
12.1.   Indemnification by Sellers and the Shareholders.......62
12.2.   Indemnification by Buyers.  ..........................63
12.3.   Limitations on Indemnity Obligation...................64
12.4.   Third-Party Claims....................................64
12.5.   Set-Off...............................................65

ARTICLE XIII TERMINATION......................................66
13.1.   Termination...........................................66
13.2.   Procedure and Effect of Termination...................66

ARTICLE XIV MISCELLANEOUS.....................................67
14.1.   Sellers' Representative...............................67
14.2.   Buyers' Representative................................67
14.3.   Notices...............................................68
14.4.   Parties in Interest...................................70
14.5.   No Third Party Beneficiaries..........................70
14.6.   Governing Law.........................................70
14.7.   Assignment............................................70
14.8.   Amendment; Waivers, etc...............................70
14.9.   Severability..........................................71
14.10.  Schedules.............................................71
14.11.  Headings..............................................71
14.12.  Entire Agreement......................................71
14.13.  Counterparts..........................................73


                           A.  SCHEDULES

Schedule 1-A        Sellers
Schedule 1-B        Equipment
Schedule 1-C        Tooling
Schedule 2.2        Excluded Assets
Schedule 4.3(a)     Principles, Procedures and Elections for Adjusted
                     Statements
Schedule 4.6        Barter Credit Valuation
Schedule 5.1        Organization and Business Qualifications
Schedule 5.4        Owned Interests
Schedule 5.5(a)     Financial Statements
Schedule 5.5(b)     Financial Statement Matters
Schedule 5.7        Changes after December 31, 1996
Schedule 5.8        Consents
Schedule 5.9(a)     Governmental Approvals
Schedule 5.9(b)     Conflicts with Laws
Schedule 5.10(a)    Material Contracts
Schedule 5.11(a)    Legal Proceedings
Schedule 5.11(b)    Certain Product Matters
Schedule 5.12(a)    Owned Intellectual Property
Schedule 5.12(b)    Intellectual Property Licenses
Schedule 5.12(c)    Limitations on Intellectual Property Rights
Schedule 5.12(d)    Intellectual Property Claims
Schedule 5.13(a)    Tax Returns
Schedule 5.13(b)    Tax Payment and Compliance
Schedule 5.13(c)    Tax Jurisdictions
Schedule 5.13(d)    Tax Claims
Schedule 5.13(e)    Tax Audits
Schedule 5.13(f)    Tax Agreements
Schedule 5.13(g)    Tax Elections
Schedule 5.13(h)    Tax Benefits
Schedule 5.13(k)    Taxes Upon Asset Transfer
Schedule 5.13(n)    Subchapter S Elections
Schedule 5.15(c)    Plan Liabilities
Schedule 5.16(b)    Environmental Proceedings
Schedule 5.16(e)    Storage Tanks
Schedule 5.16(f)    Environmental Reports
Schedule 5.18(a)    Leased Premises
Schedule 5.19       Assets
Schedule 5.22(b)    Molds
Schedule 5.22(d)    Tooling Qualifications
Schedule 5.23       Assets Held by Others
Schedule 5.24       Affiliate Transactions
Schedule 5.25       Insurance
Schedule 5.26       Warranties
Schedule 6.3        Consents


                         ASSET PURCHASE AGREEMENT


  This ASSET PURCHASE AGREEMENT (this "Agreement"), made as of February 8, 1998, is by and among Hasbro, Inc., a Rhode Island corporation ("Buyer Parent"), HIAC X Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer Parent (the "Principal Buyer"), and Tiger Electronics, Inc., an Illinois corporation ("Tiger"), the companies affiliated with Tiger that are listed on Schedule 1-A (Tiger and such companies, collectively, "Sellers"), Owen Randall Rissman ("Mr. Rissman") and the Rissman Family 1997 Trust (the "Trust;" Mr. Rissman and the Trust are referred to collectively as the "Shareholders").

                               RECITALS

  WHEREAS, Sellers own and desire to sell the Assets and the Business (as such terms and other capitalized terms used herein without definition are defined in Article I hereof) and Buyer Parent desires to purchase, through the Principal Buyer and one or more of Buyer Parent's subsidiaries designated pursuant to Section 14.7(a) (Buyer Parent, the Principal Buyer and such subsidiaries, collectively, the "Buyers"), as a going concern, the Assets and the Business, on the terms and subject to the conditions herein provided;

  NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived from this Agreement, the parties hereto agree as follows:


                               ARTICLE I

                              DEFINITIONS

  For purposes of this Agreement, the following words and phrases have the following meanings:

  "Acquired Company" is defined in Section 7.5(a).

  "Active Media Agreement" means the Agreement, dated May 13, 1993, as amended, between Active Media Services, Inc. and Tiger.

  "Adjusted Closing Balance Sheet" is defined in Section 4.2(b).

  "Adjusted Closing Income Statement" is defined in Section 4.2(a).

  "Adjusted Net Operating Income" is defined on Schedule 4.3(a).

  "Adjusted Net Operating Loss" is defined on Schedule 4.3(a).

  "Adjustment Amount" is defined in Section 4.2(d).

  "Adjustment Statements" is defined in Section 4.2.

  "Affiliate" of a person or entity means a person or entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first person or entity. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person or entity, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise. Without limiting the foregoing, each Seller and each Shareholder shall be deemed an Affiliate of each other Seller and Shareholder.

  "Affiliated Party Transaction" is defined in Section 5.24.

  "Applicable Law" means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including, but not limited to, the common law), rules, regulations, ordinances, codes and orders of any Governmental Authority and (ii) orders, decisions, injunctions, judgments, awards and decrees or consents of and agreements with any Governmental Authority.

  "Arbitrator" is defined in Section 4.4(a).

  "Assets" is defined in Section 2.1.

  "Assigned Material Contracts" is defined in Section 7.11.

  "Assigned Records" means all of each Seller's files, books and records, including MIS Data, regarding the Assets and the Business, including, but not limited to, accounting and legal records, customer lists, product sales, royalty and advertising information, mold drawings, product blueprints, schematics, specifications, and microprocessor programs, engineering records, artwork mechanicals, advertising materials, research data, product archive material (including, without limitation, models, prototypes and samples relating to proposed future products) and records of warranties running to any Seller by manufacturers, suppliers or installers of any Inventory, Equipment or Tooling.

  "Assumed Liabilities" is defined in Section 2.3.

  "Audited Statements" is defined in Section 5.5.

  "Business" means the development, manufacture, distribution, sale and marketing of electronic and non-electronic games, toys and learning aids by Sellers, as such activities are conducted as of the date hereof and at any time following the date hereof to the Closing Date.

  "Buyer Indemnitees" is defined in Section 12.1.

  "Buyer Parent" is defined in the preamble to this Agreement.

  "Buyers" is defined in the recitals to this Agreement.

  "Buyers' Representative" is defined in Section 14.2.

  "Closing" is defined in Section 10.1.

  "Closing Date" is defined in Section 10.1.

  "Closing Date Financial Statements" is defined in Section 4.1.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Confidentiality Agreements" means the Confidentiality Agreement, dated July 10, 1997, between Tiger and Buyer Parent, and the Confidentiality Agreement, dated December 12, 1997, among Tiger, Buyer Parent and the Shareholders.

  "Deloitte" is defined in Section 4.1(a).

  "Designated Consents" is defined in Section 7.6(a).

  "Disputed Item" is defined in Section 4.4(a).

  "Employees" means, collectively, the individuals employed or formerly employed by any Seller.

  "Employment Taxes" means all Taxes relating to Employees.

"Employment Tax Returns" means any return, report, declaration, form, claim for refund or information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, that relates to Employment Taxes.

  "Environmental Law" means (i) any federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, executive or administrative order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended. The term Environmental Law includes, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so-called "Superfund" or "Superlien" law, each as amended, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

  "Environmental Liabilities and Costs" means all liabilities, obligations or commitments of any nature whatsoever, whether known or unknown, contingent or otherwise, imposed by, under or pursuant to any Environmental Law, including, without limitation, all Losses related to remedial actions, and all reasonable fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of: (i) the ownership or operation of (x) the Assets through the Closing Date by any Seller or any of their respective predecessors or (y) any other assets, equipment or facilities owned, leased or operated at any time by any Seller or any of its predecessors or Affiliates at any time; (ii) the environmental conditions on, under, above, or about (x) the Assets or (y) any other assets, equipment or facilities owned, leased or operated at any time by any Seller, or any of their respective predecessors; and (iii) expenditures necessary to cause any of the Assets to be in compliance with any and all requirements of Environmental Laws as of the Closing Date, including, without limitation, all environmental permits issued under or pursuant to such Environmental Laws.

  "Equipment" means all equipment, furniture and fixed assets of Sellers, other than Tooling, used or held for use in the Business, all of which as of the date hereof are listed on Schedule 1-B.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "Excluded Assets" is defined in Section 2.2.

  "Excluded Claims" is defined in Section 2.2(h).

  "Excluded Contracts" is defined in Section 7.11.

  "Excluded Liabilities" is defined in Section 2.4.

  "Excluded Real Property" is defined in Section 2.2(l).

  "FICA" is defined in Section 7.4(e).

  "Financial Statements" is defined in Section 5.5(b).

  "FUTA" is defined in Section 7.4(e).

  "GAAP" means United States generally accepted accounting principles.

  "Governmental Approvals" is defined in Section 5.9(a).

  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, but not limited to, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

  "HSRA" means the Hart-Scott-Rodino-Antitrust Improvements Act of 1976, as amended, and the regulations adopted thereunder.

  "Hazardous Material" means any substance in any concentration which is or could be detrimental to human health or safety or to the environment, as established by an authoritative study of a Governmental Authority, or which is currently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

  "Income Tax" means any Tax computed in whole or in part based on or by reference to net income and any alternative, minimum, accumulated earnings or personal holding company Tax (including all interest and penalties thereon and additions thereto).

  "Income Tax Return" means any return, report, declaration, form, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

  "Independent Contractor" means any individual retained or formerly retained by any Seller to perform services for or on behalf of any Seller as a commissioned sales agent, representative, broker, distributor or independent contractor.

  "Initial Purchase Price" is defined in Section 3.1.

  "Intellectual Property" means United States (state and federal) and foreign trademarks, service marks, trade names, trade dress, copyrights, and similar rights, whether common-law or registered, including regis-trations and applications to register or renew the registration of any of the foregoing, United States and foreign patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations and extensions), and inventions, processes, designs, manufacturing, engineering and technical drawings, technical specifications, business and marketing plans, formulae, business logos, product names, trade secrets, know-how, confidential information, computer software, data and documentation, and all similar intellectual property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses of any of the foregoing.

  "Intellectual Property Assets" is defined in Section 5.12(c).

  "Intellectual Property Licenses" is defined in Section 5.12(b).

  "Interest Amount" means simple interest on the Adjustment Amount for the period beginning on the Closing Date and ending on the business day immediately preceding the date of payment of the Adjustment Amount, calculated at the rate payable in respect of 90 day U.S. T-bills (as set forth in the national edition of The Wall Street Journal on the Closing
Date).

  "Inventory" means all inventory of Sellers used in the Business, whether in the possession of the Sellers or others, including, without limitation, raw materials, component parts, work-in-progress, finished goods and packaging materials.

  "Investments" means all short-term, long-term and other investments of Sellers, as reflected in the Audited Statements, as they may exist at any time between the date hereof and the Closing Date.

  "KPMG" is defined in Section 4.2(c).

  "Leased Premises" is defined in Section 5.18(a).

  "Leases" is defined in Section 5.18(a).

  "Lien" means all debts, claims, security interests, liens, mortgages, encumbrances, pledges, assessments, adverse claims, impairments of title, restrictions and charges of every nature, except, with respect to the Assets, any Permitted Liens.

  "Liquidated Damages Amount" is defined in Section 7.6(b).

  "Loan Agreements" is defined in Section 5.10(a)(i).

  "Losses" is defined in Section 12.1.

  "Material Adverse Effect" means (i) a material adverse effect on the business, assets, properties, liabilities, revenues, income, operations, prospects or financial condition of the Business or (ii) a material impairment of any Seller's or any Shareholder's ability to perform his or its respective obligations under this Agreement.

  "Material Contracts" is defined in Section 5.10(a).

  "MIS Data" means all data relating to the Business in any management information system or software held by any Seller, including back-up file system documentation and file layouts.

  "1997 Financial Statements" is defined in Section 7.3.

  "Owned Intellectual Property" is defined in Section 5.12(a).

  "Owned Interest" means all Investments and all shares of capital stock or other equity interests (and any interest convertible into an equity interest) in any Person that are owned directly or indirectly by a Seller.

  "Owned Tangible Assets" means the Tangible Assets conveyed to Buyers pursuant to Section 2.1 that are owned by Sellers as of the Closing Date.

  "Permitted Liens" means (i) statutory liens for Taxes not yet due, (ii) statutory liens of warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due and (iii) liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of statutory obligations.

  "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

  "Plans" is defined in Section 5.15(a).

  "Post-Signing Material" is defined in Section 7.10.

  "Principal Buyer" is defined in the recitals to this Agreement.

  "Product" means any product manufactured, marketed or sold by any Seller at any time prior to or on the Closing Date.

  "Product Liability Event" means any occurrence or event which results or is alleged to have resulted in injury or death to any person or damage to or destruction of property (including loss of use) or any other damage (regardless of when such injury, death or damage takes place) which (a) was caused by or allegedly caused by any hazard or alleged hazard or defect or alleged defect involving manufacture, design, materials or workmanship, including, without limitation, any failure or alleged failure to warn of any hazard, defect or alleged hazard or alleged defect, of a product (including any parts or components) included in the Assets, and/or (b) is asserted or claimed to give rise to liability by operation of law, whether in strict liability, tort, breach of warranty or otherwise, with respect to a product included in the Assets.

  "Purchase Price" is defined in Section 3.1(a).

  "Real Property" is defined in Section 5.16(c).

  "Restricted Asset" is defined in Section 2.1(b).

  "Seller Indemnitees" is defined in Section 12.2.

  "Sellers' Knowledge" means the actual knowledge, after due inquiry of appropriate employees of Sellers, of Mr. Rissman, Roger A. Shiffman, Robert Dunn Glick, Howard R. Fine, Scott Forester or David Medhurst.

  "Sellers' Representative" is defined in Section 14.1.

  "Selling Shareholder" is defined in Section 7.5(a).

  "Shareholders" is defined in the Preamble to the Agreement.

  "Shares" is defined in Section 7.5(a).

  "Specified Asset Value" is defined in Section 4.2(d).

  "Tangible Assets" is defined in Section 2.1(a)(vi).

  "Tax" means any federal, state, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, but not limited to, bulk sales), use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, license, premium, severance, environmental (including, but not limited to, taxes under section 59A of the Code), real property, personal property, ad valorem, gross receipts, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty, fee or other governmental charge or assessment or deficiencies thereof, including, but not limited to, all interest and penalties thereon and additions thereto whether disputed or not.

  "Tax Returns" means any return, report, declaration, form, claim for refund or information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, that relates to the Business or the Assets.

  "Tooling" means all tooling, molds, tools, dies, plates, film, artwork, color reproductions, jigs, assembly line and test fixtures (including those relating to discontinued items) used in the Business, whether in the possession of a Seller or in the possession of a third party, all of which as of the date hereof are listed on Schedule 1-C.

  "Transfer Taxes" is defined in Section 11.2.

  "Transferred Employees" is defined in Section 7.4(a).

  "Transferred Prepaid Expenses" is defined in Section 2.1(a)(i).

  "Treasury Regulations" are the regulations prescribed under the Code.

  "Unaudited Balance Sheet" is defined in Section 5.5(a).

  "Unaudited Income Statement" is defined in Section 5.5(a).

  "Valued Prepaid Expenses" means all Transferred Prepaid Expenses conveyed to Buyers pursuant to Section 2.1, other than any prepaid expenses that consist of barter credits and any prepaid expenses that may be excluded pursuant to Schedule 4.3(a).


                               ARTICLE II

                           PURCHASE OF ASSETS
                     AND ASSUMPTION OF LIABILITIES

  2.1.  Transfer of Assets.

    (a) On the Closing Date, Sellers shall sell, assign, transfer and convey (or cause to be sold, assigned, transferred or conveyed) to Buyers (or to one or more permitted assignees of Buyers), and Buyers shall purchase from Sellers, as a going concern, the Assets and the Business. As used herein, "Assets" means all rights, titles and interests in, to and under all of the assets, real, personal and mixed, tangible and intangible, owned or held by any Seller and used or held for use in the conduct of the Business, including all such property acquired by any Seller between the date hereof and the Closing Date, but excluding the Excluded Assets. The term Assets shall include, but not be limited to, all right, title and interest in the following, as each shall exist on the Closing Date:

      (i) all prepaid expenses and deposits paid by Sellers to third parties (including, without limitation, deposits with customs authorities, deposits with suppliers and prepaid royalties and advances) that will inure to the benefit of Buyers in connection with their conduct of the Business after the Closing (the "Transferred Prepaid Expenses");

      (ii) all barter receivables, including receivables payable in advertising time;

      (iii)  all Leases;

      (iv)  all Government Approvals;

      (v)  all Assigned Records;

      (vi) all Inventory, Tooling, Equipment, fixtures, computer hardware and software, vehicles (except to the extent they constitute Excluded Assets), and other tangible personal property of every kind and description, owned, leased or held by any Seller (collectively, the "Tangible Assets");

      (vii) all Assigned Material Contracts and all other contracts, agreements (including barter agreements), commitments, orders, licenses and purchase orders relating to the Business, except to the extent they constitute Excluded Assets;

      (viii) all sales, promotion and advertising materials of whatever form or nature owned or licensed by any Seller relating to the Business or the Assets;

      (ix) all Intellectual Property Assets, including all goodwill associated therewith, including, but not limited to, the right to sue for and seek remedies against past, present and future infringements thereof;

      (x) all rights and claims of Sellers (or their Affiliates) of whatever nature, contingent or otherwise, against third parties relating to the Business or the Assets, including, without limitation, all of each Seller's and each Seller's Affiliates' rights and claims under suppliers', manufacturers' and vendors' warranties relating to items included in the Assets and all similar rights against third parties relating to items included in the Assets, but excluding any Excluded Claims;

      (xi)  all telephone numbers of Sellers;

      (xii) all work-in-progress relating to products that are in development by or on behalf of the Sellers;

      (xiii) all letters of credit as to which a Seller is a beneficiary and which secure receivables arising from the shipment of Products to Persons arising after the Closing Date;

      (xiv) in the event Buyers exercise their right to purchase Shares under Section 7.5(a), the Shares; and

      (xv) all goodwill and all other rights, properties and assets of any character whatsoever which are owned by any Seller or any Affiliate thereof in connection with the Business and which are not otherwise described in nor expressly excluded by the terms of this Agreement.

    (b) The Assets shall be transferred to Buyers free and clear of all Liens. The Assets will be allocated among Buyers as Buyers shall advise Sellers prior to the Closing Date. To the extent the sale, assignment, transfer or conveyance of any Assigned Material Contract or other agreement, license, lease, commitment, order, document or instrument intended to be sold, assigned, transferred or conveyed to Buyers hereunder requires the consent of any Person other than Sellers or the Shareholders (any such Assigned Material Contract, agreement, license, lease, commitment, order, document or instrument, a "Restricted Asset"), this Agreement will not constitute an agreement to sell, assign, transfer or convey such Restricted Asset if such action would constitute a breach of the terms of such Restricted Asset. Subject to Section 7.2(b)(v) and the expense provisions of Section 11.3, Buyers shall take all reasonable actions to assist Sellers and the Shareholders in obtaining any such consents. Subject to Section 7.6(b), if the Closing occurs without obtaining any such consent regarding a Restricted Asset, Sellers and the Shareholders will, in accordance with the expense provisions of Section 11.3, take all reasonable action requested by the Buyers' Representative to obtain such consent after the Closing or to otherwise transfer to Buyers the benefit of such Restricted Asset. The parties will cooperate in good faith if a consent is not obtained under a license agreement and Sellers wish to exercise its sell-off rights thereunder.

  2.2. Excluded Assets. The Assets shall not include, and Buyers shall not purchase from Sellers, any of the following, as they exist on the Closing Date (collectively, the "Excluded Assets"):

    (a) all cash, cash equivalents (held in banks or money market accounts), accounts and notes receivable (other than barter receivables) of Sellers;

    (b)  all bank accounts of Sellers;

    (c)  any prepaid expenses relating to an Excluded Asset;

    (d)  any Loan Agreement;

    (e)  all government-issued securities held by Sellers;

    (f) subject to Section 11.9, all Owned Interests, including, without limitation, (i) any interest in 4 Kids Entertainment Inc. (formerly known as Leisure Concepts, Inc.) held by any Seller, and (ii) any interest in TK Venture, a California partnership, held by any Seller;

    (g) rights in and to claims and litigation to the extent they arise from other Excluded Assets;

    (h) all rights and claims of Sellers (or their Affiliates) of whatever nature, contingent or otherwise, against third parties that relate solely to an Excluded Asset (collectively, the "Excluded Claims"), provided that an Excluded Claim that relates in any way to the Assets or the Business prior to Closing shall not be asserted against a third party without first consulting with the Buyers' Representative;

    (i) the articles of incorporation, limited liability company operating agreements, corporate seals, minute books, stock books and other corporate records relating to the corporate (or limited liability company) organization and capitalization of Sellers, provided that Sellers shall permit Buyers to inspect, copy or review such records for a period of five years after the Closing Date;

    (j) all claims, rights, and interests in and to any refunds for Taxes paid by Sellers for periods prior to the Closing Date;

    (k) subject to Section 11.7, all contracts of insurance and all rights thereunder;

    (l)  any life insurance policies held by Sellers;

    (m) a four-acre undeveloped parcel of land in Vernon Hills, Illinois (the "Excluded Real Property");

    (n) all rights and claims of Sellers (or their Affiliates) of whatever nature, contingent or otherwise, against any former shareholder of any Seller that arise with respect to any state of facts existing on or prior to the Closing Date and are unrelated to the Assets or the conduct of the Business after the Closing Date;

    (o) all letters of credit as to which a Seller is a beneficiary and which secure receivables arising from the shipment of Products on or prior to the Closing Date;

    (p) all Plans, together with all assets, trusts and other funding arrangements with respect thereto; and

    (q)  any assets listed on Schedule 2.2 and any Excluded Contracts.

  2.3. Assumption of Obligations. Subject to the provisions of Section 2.4, Buyers shall assume and undertake to pay, satisfy or discharge all liabilities, obligations or commitments arising from the conduct of the Business after the Closing Date under (i) the Assigned Material Contracts assumed by Buyers at the Closing, (ii) any contracts entered into by any Seller in the ordinary course of the Business that are not required to be disclosed on Schedule 5.10(a) under the terms of this Agreement and that are assumed by Buyers at the Closing, and (iii) leases, contracts, licenses, arrangements, agreements and other arrangements entered into by Sellers between the date of this Agreement and the Closing Date in the ordinary course of business and in accordance with this Agreement (the foregoing, collectively, the "Assumed Liabilities"). Nothing contained in this Agreement shall require Buyers to pay, perform or discharge any Assumed Liability so long as the Buyers shall in good faith contest or cause to be contested the amount or validity thereof and shall have indemnified and have held harmless Sellers and the Shareholders with respect thereto.

  2.4.  Limitation on Assumption.  Except as expressly set forth in
Section 2.3, Buyers expressly do not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liabilities, obligations or commitments of any Seller or either Shareholder or any of their respective Affiliates of any nature whatsoever, whether known or unknown, contingent or otherwise (collectively, the "Excluded Liabilities"). Without limiting the generality of the foregoing, the following shall constitute Excluded
Liabilities:

    (a) any litigation, proceeding or claim by any person or entity relating to the ownership of the Assets or the conduct of the Business prior to or on the Closing Date, whether or not such litigation, proceeding or claim is pending, threatened or asserted before, on or after the Closing Date, including, without limitation, (i) those litigations and claims listed on Schedule 5.11(a), (ii) any Environmental Liabilities and Costs, and (iii) any Product Liability Event or any other claim, obligation or liability, whenever arising, in relation to any product included in the Assets which was manufactured, distributed or sold prior to the Closing;

    (b) any contractual liabilities, obligations or commitments that relate to the conduct of the Business prior to or on the Closing Date, are unrelated to the conduct of the Business or arise out of or relate to a breach of any agreement, license, lease, commitment, order, document or instrument prior to or on the Closing Date;

    (c) any legal, accounting, transactional, consultant, brokerage or other expense relating to the negotiation and consummation of the transactions contemplated hereby by or on behalf of any Seller or Shareholder;

    (d) any Plan or any trust or other funding vehicle entered into, established or maintained for the benefit of any person employed by any Seller at any time prior to or on the Closing Date, whether or not any such liability, obligation or responsibility relates to any claim, event or occurrence existing or arising before, on or after the Closing Date;

    (e) any liability for Taxes (whether imposed on any Seller or Shareholder, any of their Affiliates, or otherwise) arising with respect to the Business or the ownership of the Assets on or before the Closing Date, or the sale of the Assets to Buyers, whenever such Taxes become due or payable;

    (f) except as expressly provided otherwise in this Agreement or in any agreement executed by a Buyer in connection with this Agreement, any obligation or liability to any Seller, Shareholder or any of their Affiliates, including any post-Closing Date obligation or liability arising from an Affiliated Party Transaction (unless Buyers expressly elect to assume such post-Closing Date obligation pursuant to Section 8.5);

    (g) any liability, obligation or commitment relating to any Excluded Asset; and

    (h) all wages, compensation or benefits relating to the Transferred Employees accrued on or prior to the Closing Date.


                               ARTICLE III

                 PAYMENT AND ALLOCATION OF PURCHASE PRICE

  3.1. Initial Purchase Price; Payment. In consideration for the sale, conveyance, transfer and assignment of the Assets by Sellers to Buyers, and on the terms and conditions set forth herein, Buyers will pay to the Sellers' Representative, on behalf of Sellers, an aggregate amount equal to the sum of (i) $335,000,000 (the "Initial Purchase Price"), plus or minus
(ii) the Interest Amount, plus (iii) the amount of any payments made pursuant to Section 4.6, plus or minus (iv) the Adjustment Amount, if any, minus (v) the amount of any reduction to the Initial Purchase Price pursuant to Section 7.3(b), minus (vi) the Liquidated Damages Amount (if required pursuant to Section 7.6(b)) (such aggregate amount, the "Purchase Price"). At the Closing, Buyers shall pay the Initial Purchase Price (less the sum of the reduction, if any, to the Initial Purchase Price pursuant to
Section 7.3(b) and the Liquidated Damages Amount, if applicable), in Buyer's sole discretion, either by (x) wire transfer of immediately available funds of a portion of the Initial Purchase Price to one or more accounts at banks or other financial institutions designated by the Sellers' Representative to the Buyers' Representative at least two business days before the Closing Date and by delivery of a note secured by a letter of credit for the balance of the Initial Purchase Price (it being understood that if Buyers elect to pay the Initial Purchase Price in this manner, the amount paid in cash and the forms of the note and the letter of credit must be acceptable to the Sellers' Representative, and the incremental costs to Buyers of paying in this manner may be deducted from the Initial Purchase Price) or (y) wire transfer of immediately available funds of the entire Initial Purchase Price to such account or accounts.
The Adjustment Amount, if any, will be paid as provided in Section 4.5.

  3.2. Allocation of Purchase Price. The parties shall cooperate in the compilation and completion of all information required to be reported by both parties pursuant to Section 1060 of the Code. The Purchase Price shall be allocated among such Assets as agreed upon by the Buyers' Representative and the Sellers' Representative within 120 days following the payment of the Adjusted Amount. All federal, state and other tax returns and Forms 8594 prepared by Sellers or Buyers shall be prepared on a basis consistent with the Tax Allocation Schedule, and no party shall take any position inconsistent with the Tax Allocation Schedule upon examination of any such Tax Return, in any claim, or otherwise.


                               ARTICLE IV

                      ADJUSTMENTS TO PURCHASE PRICE

  4.1.  Delivery of Closing Date Financial Statements.

    (a) As soon as practicable after the Closing Date (but in no event later than 60 days following the Closing Date), the Sellers' Representative will prepare and deliver or cause to be prepared and delivered to the Buyers' Representative combined, combining and consolidating financial statements of Sellers as at the Closing Date and for the period January 1, 1998 through and including the Closing Date, together with an unqualified report on such combined financial statements of Deloitte & Touche LLP ("Deloitte"), including a balance sheet, statements of income and retained earnings and a statement of cash flows (the "Closing Date Financial Statements"). The Closing Date Financial Statements shall be prepared in accordance with GAAP and on a basis consistent with the Sellers' historical audited financial statements.

    (b) In connection with the preparation of the Closing Date Financial Statements, a physical inspection of the Inventory and Tooling will be performed. The Buyers' Representative will have the right to reasonably approve the scope and timing of such inspection and will be permitted to designate one or more Persons to witness the inspection. The Sellers will prepare a report listing the Inventory and Tooling verified through such physical inspection and the location of same and a copy thereof shall be promptly delivered to the Buyers' Representative.

  4.2. Delivery of Adjustment Statements. Within 45 days following delivery of the Closing Date Financial Statements and receipt of or access to the workpapers and other information referred to in Section 4.3(b), the Buyers' Representative will prepare and deliver or cause to be prepared and delivered to the Sellers' Representative the following (collectively, the "Adjustment Statements"):

    (a) a combined statement of Adjusted Net Operating Income or Adjusted Net Operating Loss of the Sellers for the period beginning January 1, 1998 through and including the Closing Date, prepared in the manner described in
Section 4.3(a) (the "Adjusted Closing Income Statement");

    (b) a balance sheet of Sellers as of the close of business on the Closing Date, prepared in the manner described in Section 4.3(a) (the "Adjusted Closing Balance Sheet");

    (c) an Agreed Upon Procedures Report of KPMG Peat Marwick LLP ("KPMG"), prepared in accordance with Statement of Auditing Standards # 75, regarding the Adjusted Closing Income Statement and the Adjusted Closing Balance Sheet; and

    (d) a certificate of an officer of Buyer Parent setting forth (i) the aggregate value as of the Closing Date of the Owned Tangible Assets and Valued Prepaid Expenses reflected on the Adjusted Closing Balance Sheet, valued at the lower of book value and fair market value (such assets, collectively, the "Specified Assets"; and such value, the "Specified Asset Value"), (ii) the Adjusted Net Operating Loss or Income, as the case may be, reflected on the Adjusted Closing Income Statement and (iii) one of the following calculations: (A) if the Adjusted Closing Income Statement reflects an Adjusted Net Operating Loss, the sum of (1) the Specified Asset Value plus (2) the Adjusted Net Operating Loss, and (B) if the Adjusted Closing Income Statement reflects Adjusted Net Operating Income, the difference between (3) the Specified Asset Value minus (4) the Adjusted Net Operating Income (the sum of (1) plus (2) or the difference between (3) minus (4), as the case may be, the "Adjustment Amount").

  4.3.  Governing Principles; Supporting Documentation.

    (a) The Adjusted Closing Income Statement and the Adjusted Closing Balance Sheet will be prepared in accordance with GAAP and the principles, procedures and elections within GAAP utilized by Sellers in the preparation of the Closing Date Financial Statements, except that (i) the Adjusted Closing Income Statement and the Adjusted Closing Balance Sheet will be adjusted by the principles, procedures and elections listed on Schedule 4.3(a) (whether or not such principles, procedures and elections are in accordance with GAAP) and (ii) the Adjusted Closing Income Statement and the Adjusted Closing Balance Sheet may differ from the Closing Financial Statements with respect to individual line item amounts in the event Buyers dispute such amounts.

    (b) The Sellers and the Shareholders will cooperate, and cause the officers, employees and accountants of Sellers to cooperate, in the preparation of the Adjusted Closing Income Statement and Adjusted Closing Balance Sheet. Without limiting the generality of the foregoing, Buyers and their authorized representatives, including KPMG, will have the right to review the information used in the preparation of Sellers' historical financial statements and the Closing Date Financial Statements, including but not limited to, all existing workpapers of Deloitte, and to discuss such information and the preparation and review thereof with the personnel of Sellers and such accountants responsible therefor. In this connection, Sellers' Representative will deliver promptly after the date hereof a letter from Deloitte consenting to Buyers' review of its workpapers (and, when completed, the workpapers for the 1997 Financial Statements) in accordance with this provision and Sections 7.1 and 7.3(b).

  4.4.  Review of Adjusted Statements; Dispute Resolution.

    (a) The Sellers' Representative will have the right, with Sellers' independent public accountants, to review the information used in the preparation of the Adjustment Statements, and to discuss such information and the preparation and review thereof with the personnel of Buyers and KPMG responsible therefor. The Sellers' Representative may dispute items reflected on the Adjustment Statements only on the basis that such amounts
(i) resulted from mechanical errors of computation or (ii) were not arrived at in accordance with the provisions of Section 4.3(a). In the event the Sellers' Representative so disagrees with any item on the Adjustment Statements, the Sellers' Representative shall, within 20 days after receipt of such statements, give the Buyers' Representative notice of such disagreement, specifying in reasonable detail the items in dispute (any such item, a "Disputed Item") and setting forth proposed adjustments. If the Sellers' Representative does not deliver notice of any Disputed Item within 20 days after receipt of such statements, the Adjustment Statements will be deemed final, conclusive and binding on Sellers and the Shareholders. If the parties and their respective accountants are unable to agree on a resolution to any Disputed Item within 15 days after delivery of such notice of disagreement, then the parties will jointly submit such dispute to a mutually acceptable "Big 6" accounting firm (the "Arbitrator"). The Arbitrator shall, within 45 days after such submission (or such longer period of time as may be reasonably required by the Arbitrator), determine and report to the parties upon the Disputed Items and such report shall be final, binding and conclusive on the parties with respect to such Disputed Items. This section sets forth the sole and exclusive method for raising and resolving any objection to the Adjustment Statements and the calculation of the Adjustment Amount.

    (b) Buyers, on the one hand, and Sellers and the Shareholders, on the other, will each be responsible for the fees, expenses and costs of their accountants in connection with the activities described in this Article IV. The fees, expenses and costs of the Arbitrator for any services contemplated by Section 4.4(a) shall be allocated among Sellers and the Shareholders, on the one hand, and Buyers, on the other, in the same proportion that the aggregate amount of all of the Disputed Items that are submitted to the Arbitrator and are unsuccessfully disputed by the Sellers' Representative bear to the total amount of all of the Disputed Items. Sellers and Shareholders shall bear all such fees, costs and disbursements of the Arbitrator with respect to its work if the Sellers' Representative's objection results in no adjustment being made to any Disputed Item. Any amounts paid by Buyers, on the one hand, or by Sellers and the Shareholders, on the other, in excess of the amounts required to be paid by them under this section shall be reimbursed by the other parties.

  4.5.  Payment of Adjustment Amount and Interest Amount.    If the
Adjustment Amount, as finally determined, is a positive number, the Buyers' Representative will, within 10 days of the delivery of the Adjustment Statements (or immediately upon the resolution of any dispute in accordance with Section 4.4) pay the Adjustment Amount and the Interest Amount to the Sellers' Representative. If the Adjustment Amount, as finally determined, is a negative number, the Sellers' Representative will, within 10 days of the delivery of the Adjustment Statements (or immediately upon the resolution of any dispute in accordance with Section 4.4) pay the Adjustment Amount and the Interest Amount to the Buyers' Representative. Any payment made under this section will be paid by wire transfer of immediately available funds to one or more accounts at banks or other financial institutions designated by the Sellers' Representative or the Buyers' Representative, as the case may be.

  4.6. Barter Credits. Prior to Closing, Sellers shall deliver to Buyers a schedule setting forth a complete and correct list and brief description of all barter credits of Sellers that Sellers believe will exist at the Closing. Sellers and the Shareholders represent and warrant that all such barter credits shall have arisen pursuant to the Active Media Agreement. To the extent any Buyer utilizes any such barter credit following the Closing, such Buyer shall pay or cause to be paid to the Sellers' Representative (on behalf of Sellers) an amount in respect of such barter credit determined using the valuation methodology set forth on Schedule 4.6, unless the Sellers' Representative and the Buyers' Representative otherwise agree.


                               ARTICLE V

                      REPRESENTATIONS AND WARRANTIES
                     OF SELLERS AND THE SHAREHOLDERS

  Sellers and the Shareholders, jointly and severally, hereby represent and warrant to Buyers, as of the date hereof and as of the Closing Date, as follows:

  5.1. Organization, Good Standing and Authority. Each Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction set forth opposite such Seller's name on Schedule 5.1. Each Seller has all corporate (or limited liability company) power and authority to carry on its business as currently conducted, to own the properties and assets owned by it, to lease the properties and assets leased by it, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Sellers are quali-fied to do business as foreign corporations in each jurisdiction set forth opposite such Seller's name on Schedule 5.1. The failure of any Seller to qualify as a foreign corporation in any jurisdiction in which it is not currently qualified could not reasonably be expected to have a Material Adverse Effect.

  5.2. Articles of Incorporation; By-laws; Minute Books. True and complete copies of the Articles of Incorporation and By-laws (or equivalent organizational and governance documents) of each Seller as amended to and including the date hereof, have been delivered to Buyers. No Seller is in violation of any provision of its Articles of Incorporation or By-laws (or equivalent documents). The minute books of Sellers, true and complete copies of which will be made available to Buyers after the date hereof, contain minutes and records that accurately reflect, all meetings, consents, proceedings and other formal actions of the shareholders, members, board of directors and committees of the boards of directors of Sellers from the date of incorporation or organization to and including the date hereof. Written copies of any such actions taken after the date hereof and prior to the Closing Date will be delivered to the Buyers' Representative promptly after such action is taken, but in no event later than two business days prior to the Closing Date.

  5.3. Due Authorization, Execution and Delivery. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or other action of each Seller and Shareholder. Each Seller and each Shareholder has duly executed and delivered this Agreement. This Agreement constitutes, and each instrument, agreement and other document to be executed and delivered by any Seller or Shareholder, as contemplated by this Agreement, will constitute, when so executed and delivered, the legal, valid and binding obligation of such Person, en-forceable against such Person in accordance with its respective terms.

  5.4. Owned Interests. No Seller has any commitment to contribute to the capital of, make loans to, or share in the profits, expenses or losses of, any enterprise. Except as set forth on Schedule 5.4, no Owned Interest represents an interest in a customer, supplier, manufacturer, distributor of a Seller or an interest in any other Person having a business relationship with a Seller.

  5.5.  Financial Statements.

    (a) Sellers and the Shareholders have previously furnished to Buyers copies of the combined financial statements of Sellers for the years ended December 31, 1995 and December 31, 1996 that were audited by Deloitte, together with combining and consolidating statements relating thereto (the "Audited Statements"). Sellers and the Shareholders have also previously furnished to Buyers unaudited financial statements of Sellers, containing combined, combining and consolidating balance sheets as at December 31, 1997 (the "Unaudited Balance Sheet"), and combined, combining and consolidating statements of income for the year ended December 31, 1997 (the "Unaudited Income Statement"). Each of the financial statements listed in this section are attached as Schedule 5.5(a).

    (b) Except as set forth on Schedule 5.5(b), the financial statements referred to in Section 5.5(a) and in Section 7.3 (collectively, the "Financial Statements") have been (or, in the case of the statements referred to in Section 7.3, will be) prepared in accordance with GAAP, in each case applied on a consistent basis from period to period, except that the interim financial statements delivered pursuant to Section 7.3(a) will be subject to normal year-end audit adjustments, none of which will be material, and will not contain footnotes. The Financial Statements fairly present (or, in the case of the statements referred to in Section 7.3, will fairly present) the financial condition of Sellers at the respective dates thereof and the results of the operations of the Sellers, as the case may be, for the periods then ended. The operating income (or loss) reflected on the income statements included in the Financial Statements do not (or, in the case of the statements referred to in Section 7.3, will not) reflect the results of any business activities other than the conduct of the Business during the periods referred to therein.

  5.6. Liabilities. No Seller has any liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) to the extent reflected in, or reserved against on the face of the Unaudited Balance Sheet and (b) for liabilities and obligations that (i) have been incurred after December 31, 1997 in the ordinary course of business consistent with past practice, (ii) are disclosed on a schedule to this Agreement (but only to the extent that such liability is disclosed on such schedule) or (iii) individually and in the aggregate could not have or result in a Material Adverse Effect. Without limiting the generality of the foregoing, and except for letters of credit issued to Asian vendors in the ordinary course of business to secure the purchase of Inventory or Tooling by Sellers, no Seller is an account party on any letter of credit.

  5.7. Absence of Certain Changes. Except as set forth on Schedule 5.7, since December 31, 1996, the Business has been operated only in the ordinary course and in a manner consistent with past practice, and has not suffered any Material Adverse Effect. Without limiting the foregoing, except as set forth on Schedule 5.7, since December 31, 1996, no Seller has:

    (i) purchased, sold or leased any Asset having a replacement value of $300,000 or more or suffered the loss, damage or destruction of any Asset having a replacement value of $300,000 or more, whether or not covered by insurance, except for the purchase and sale of Inventory in the ordinary course of Business, in amounts and at prices consistent with past practice;

    (ii) granted any bonus, commission or other form of incentive compensa-tion or increased the compensation or fees payable or benefits or coverages provided to or in respect of any Employee, director or Independent Contractor, other than any such grant or increase that occurred prior to December 31, 1997 in the ordinary course of business, consistent with past practice, or paid or agreed to pay or provide for, conditionally or otherwise, any termination, retention, severance or other similar employee benefit;

    (iii) mortgaged, pledged or subjected to any Lien any Asset;

    (iv) materially increased or decreased the time cycle in which receivables are collected by any Seller or offered to extend the time in which a customer may remit payment in respect of a sale or materially increased or decreased the time cycle in which payables are paid by any Seller;

    (v) written off, forgiven, waived or compromised any material receivable, debt or claim, whether or not such claim is or was the subject of a legal proceeding, other than any receivable, debt or claim involving a customer of a Seller that is forgiven, waived or compromised in the ordinary course of business, consistent with past practice;

    (vi) materially modified the terms under which Products are sold to any customer, including terms regarding unit sale prices, mark-downs, returns, co-operative advertising or discounts;

    (vii) materially modified Sellers' advertising practices and policies;

    (viii) made any material change (for book or Tax purposes) in any method of accounting or accounting practice;

    (ix) suffered the loss of any key Employee or Independent Contractor or, other than in the ordinary course of business, consistent with past practice, retained any new key Employee or Independent Contractor;

    (x) suffered any change in relation with or any loss of a supplier or customer that could reasonably be expected to result in a Material Adverse Effect;

    (xi) entered into any barter transaction or series of transactions (other than pursuant to the Active Media Agreement) with a value to any party thereto in excess of $50,000; or

    (xii) entered into any material transaction not in the ordinary course of business or agreed or committed (whether or not in writing) to take any of the actions described in items (i) through (xi) inclusive, except as expressly contemplated by this Agreement.

  5.8. Consents; No Conflict. Except for applicable requirements of the HSRA and as set forth on Schedule 5.8, (a) no Seller or Shareholder is required to obtain the consent, authorization or approval of, or to submit any notice, report or other filing with, any United States (federal, state or local) Governmental Authority or other third party (including, to Sellers' Knowledge, any foreign Governmental Authority) or to obtain any permit, license or franchise as a condition to the consummation of this Agreement or the transactions contemplated hereby and (b) the execution and delivery of this Agreement by Sellers and the Shareholders and the consummation of the transactions contemplated hereby (i) do not require the consent of any third party as a condition to the sale, assignment, transfer or conveyance of any Asset to Buyers and (ii) will not conflict with, result in the termination of, contravene or constitute a default under, or be an event which, with or without the giving of notice or passage of time or both, will become a default under, or give to others any right of termination, cancellation, modification, payment or acceleration of, or accelerate the performance required by or maturity of, or result in the creation of any Lien or loss of any rights with respect to, the Business or the Assets pursuant to any of the terms, conditions or provisions of or under any United States Applicable Law (whether federal, state or local), under the Articles of Incorporation or By-laws (or equivalent documents) of any Seller, under any material indenture, mortgage, deed of trust, note, bond, franchise, lease, contract, agreement or other instrument binding upon any Seller or Shareholder, or to which any Seller or Shareholder or any Assets are subject, including, without limitation, any of the Material Contracts or, to Sellers' Knowledge, under any foreign Applicable Law, it being understood that promptly following the date hereof, Sellers shall update Schedule 5.8 to indicate all specific consents or waivers that will be required in order to assign the Material Contracts hereunder.

  5.9.  Governmental Approvals and Compliance with Laws.

    (a) All material approvals, permits, qualifications, authorizations, licenses, franchises, consents, orders, registrations and other approvals of all Governmental Authorities which are necessary in order to permit the conduct of the Business (collectively, the "Governmental Approvals") have been obtained and are in full force and effect. Each of the Governmental Approvals is listed on Schedule 5.9(a). There has been no violation, cancellation, suspension, modification, revocation or default of any Governmental Approval or any notice of violation, cancellation, suspension, modification, revocation, default or dispute affecting any Governmental Approval, and, to the Sellers' Knowledge, no basis exists for any such action, including, without limitation, as a result of the consummation of the transactions contemplated by this Agreement (subject to receipt of the approvals and consents listed on Schedule 5.8).

    (b) Except as set forth on Schedule 5.9(b), (i) no Seller is in conflict with or in violation or breach of or default under (and, to Sellers' Knowledge, there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) (x) any Applicable Law, other than conflicts or violations that individually and in the aggregate could not have a Material Adverse Effect or (y) any provision of its organizational documents and
(ii) no Seller or Shareholder has received any notice written or otherwise, alleging any such conflict, violation, breach or default. Since January 1, 1992, there has been no voluntary recall or repair program undertaken with respect to a Product and there have been no citations, fines, penalties, injunctions or other orders heretofore asserted against any Seller under Applicable Law, including, without limitation, any determination, complaint, order, citation, fine or penalty against any Seller by the Consumer Products Safety Commission, the Federal Trade Commission or any state or foreign governmental agency or commission with jurisdiction over consumer safety or fair trade practices. Copies of any and all letters that are held in the files of any Seller that were addressed to any Seller by the Consumer Products Safety Commission since January 1, 1992 will be delivered to Buyers promptly after the date hereof, and such letters represent, to Sellers' Knowledge, all communications received by Sellers from the Consumer Products Safety Commission during such period. To Sellers' Knowledge, there is no latent or overt design, manufacturing or other defect in any Product (whether or not such defect is safety related). No Seller, nor, to Sellers' Knowledge, any supplier of Sellers, employs forced, prison or indentured labor or laborers under the age of 15 (or younger than the age for completing compulsory education in the country of manufacture where such age is higher than 15) in connection with the manufacture of Inventory or Products, nor do any Seller's or any such supplier's facilities violate in any material respect Applicable Law regarding the health or safety of employees. Sellers have made all requisite disclosures to the United States Customs Service and such disclosures comply with Applicable Law.

  5.10.  Material Contracts.

    (a) Schedule 5.10(a) contains a complete and correct list, as of the date hereof (or, in the case of purchase orders, as of January 31, 1998), of all of the following contracts, agreements, licenses and leases or commitments therefor, to which a Seller is a party, has any rights, or by which any Assets may be bound (collectively, the "Material Contracts"):

      (i) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or any extension of credit (collectively, the "Loan Agreements") or which impose any Lien on any of the Assets;

      (ii) letters of credit as to which a Seller is a beneficiary and which have a face amount in excess of $100,000;

      (iii) sales agency, manufacturer's or sales representative, sales broker, distribution or marketing agreements;

      (iv) maintenance and servicing agreements involving aggregate payments over the remaining term thereof in excess of $50,000;

      (v) Leases;

      (vi) bailment agreements or agreements for the lease of Equipment or other personal property;

      (vii) agreements, orders or commitments for the purchase of materials, advertising, supplies (including, without limitation, product labels), transportation services or other services, or for the manufacturing of products, which, in any case, individually (or with respect to a series of related agreements, orders or commitments, in the aggregate) have an unexpired term of more than three months or which individually (or with respect to a series of related agreements, orders or commitments, in the aggregate) involve payments in excess of $1,000,000;

      (viii) Intellectual Property Licenses or agreements relating to Intellectual Property Assets (but in each case only to the extent relating to Products included in any Seller's 1996, 1997 or 1998 catalogues) or agreements under which any Seller has the option to license any Intellectual Property;

      (ix) agreements relating to any Person's disclosure of product concepts to any Seller;

      (x) agreements or commitments for the construction or acquisition of fixed assets or other capital expenditures that individually (or, with respect to a series of related agreements, in the aggregate) involve payments in excess of $100,000;

      (xi) brokerage or finder's agreements or powers of attorney (other than as may be granted in connection with trademark or patent prosecutions to attorneys who will be identified in a list that will be delivered to Buyers promptly after the date of this Agreement );

      (xii) agreements or commitments involving the purchase, sale, distribution, lease or other disposition of any asset other than in the ordinary course of business, including, but not limited to, any such contracts or commitments that contain executory indemnification obligations;

      (xiii) agreements relating to the rights of publicity or privacy of any Person (including, but not limited to, model, actor or voice talent releases);

      (xiv) agreements with employment agencies;

      (xv) agreements under which any Seller is required to maintain the confidentiality of any information or under which any Person is required to maintain the confidentiality of any information of any Seller;

      (xvi) any barter agreements or series of agreements providing for a value to any party in excess of $25,000;

      (xvii) agreements or commitments limiting the freedom of any Seller to compete in any line of business or in any geographical area or with any person or entity; and

      (xviii) other existing agreements, contracts and commitments or series of related agreements, contracts and binding commitments which, in any case, (A) have an unexpired term of more than six months, (B) involve payments or receipts of more than $1,000,000 over the life of such agree-ments, contracts or commitments or (C) are otherwise material to the conduct of the Business.

    (b) Sellers have delivered (or, subject to Section 8.2, will deliver promptly following the date hereof) to Buyers complete and correct copies of all Material Contracts (other than purchase orders). No Seller is a party to or bound by any oral contract, agreement, license, lease or commitment relating to the Business or the Assets.

    (c) Sellers have performed in all material respects the obligations required to be performed by them to date under the Assigned Material Contracts and the Excluded Contracts and are not in or alleged to be in default or, to Sellers' Knowledge, is any other Person in default, under any such Assigned Material Contract or Excluded Contract. To Sellers' Knowledge, there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by a Seller or by any other party to an Assigned Material Contract or Excluded Contract. All such Assigned Material Contracts and Excluded Contracts are valid, in full force and effect and enforceable against the Sellers, and, to Sellers' Knowledge, the other parties thereto in accordance with their respective terms.

  5.11.  Legal Proceedings.

    (a) Except as set forth in Schedule 5.11(a), (i) there is no claim, litigation, proceeding or investigation pending or, to Sellers' Knowledge, threatened, against or affecting the Business or any of the Assets, or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken in connection with this Agreement, (ii) there is no claim, litigation or proceeding by Sellers against any Person relating to or arising in connection with the Business or the Assets, and
(iii) there is no outstanding order, judgment, injunction, award or decree of any Governmental Authority or any settlement agreement binding upon Sellers or the Assets which affects the ownership, use or operation of the Business or the Assets.

    (b) Schedule 5.11(b) sets forth a list of any and all Products with respect to which there could reasonably be expected to have a reporting obligation under Section 15 of the Consumer Products Safety Act, together with a description of the consumer complaints or claims received by Sellers regarding such Products.

  5.12.  Intellectual Property.

    (a) All Intellectual Property owned by any Seller (the "Owned Intellectual Property") is listed on Schedule 5.12(a), other than any such Owned Intellectual Property that does not constitute an issued patent or pending patent application, a trademark registration or pending trademark application, or a registered copyright and is not material to the manufacture, sale or marketing of any current Product or otherwise material to the conduct of the Business. With respect to any registered or issued patents, copyrights or trademarks, or any pending applications therefor that are listed on Schedule 5.12(a), such schedule indicates the jurisdiction in which they were issued or registered or await issuance or registration; the date of issuance, registration or application, as the case may be, and any registration or identification number assigned thereto. All due and owed maintenance fees and renewal filings with respect to each such registration, issuance and application have been paid or filed, as the case may be, except where the failure to make the payment of such fees or such filings would not, individually or in the aggregate, be material to the future conduct of the Business in any jurisdiction. The documentation in the possession of Sellers relating to any Owned Intellectual Property that constitutes a trade secret is current and accurate and sufficient in detail and content to allow its full use without reliance on the knowledge or memory of any Person. Except as disclosed on
Schedule 5.12(a), no Seller has granted any license or assigned any rights with respect to the Owned Intellectual Property. Except as listed on
Schedule 5.12(a), there are no present or future royalty or other payment obligations arising from the use of the Owned Intellectual Property, except as may be set forth pursuant to the terms of an Intellectual Property License. Except as disclosed on Schedule 5.12(a), Sellers have exclusive ownership of and right to use the Owned Intellectual Property, including all improvements thereon, except as may be set forth pursuant to the terms of an Intellectual Property License. Promptly after the date hereof, Sellers will provide a correct and complete list of (i) each Seller's common law trademarks, including the date of first use in each jurisdiction, that any Seller is currently using or has used since January 1, 1996, and (ii) all Internet domain name registrations of each Seller.

    (b) Schedule 5.12(b) sets forth a complete and correct list of all written or oral licenses and arrangements (i) pursuant to which the use by any Person of Intellectual Property is permitted by any Seller and (ii) pursuant to which the use by any Seller of Intellectual Property is permitted by any Person (collectively, the "Intellectual Property Licenses"), and lists the Intellectual Property covered by such Intellectual Property Licenses. All Intellectual Property Licenses are in full force and effect in accordance with their terms and, assuming receipt of any necessary consent disclosed on Schedule 5.8, will not be subject to termination or modification under the terms and conditions thereof as a result of the Closing. None of the Intellectual Property Licenses is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority.

    (c) All Intellectual Property that is used in, held for use in connection with, or necessary for the conduct of the Business (such Intellectual Property, the "Intellectual Property Assets") is listed on
Schedule 5.12(a) or Schedule 5.12(b), except for any such Intellectual Property Asset that (i) is in the public domain or (ii) is not required to be disclosed under the first sentence of Section 5.12(a). Except as set forth on Schedule 5.12(c) and subject to (i) the prior expiration of any license agreements with respect to Products, and (ii) the execution of any pending license agreement disclosed in Schedule 5.12(b), the Intellectual Property Assets to be conveyed at the Closing will give Buyers all Intellectual Property rights necessary (x) to manufacture, sell, market and distribute the Products in the same manner as they were manufactured, sold, marketed and distributed prior to the Closing and (y) to manufacture, sell, market and distribute any and all products that Sellers currently plan to manufacture, sell, market and distribute in 1998, provided that Schedule 5.12(c) discloses any Product for which the license agreement has expired prior to the date hereof relating to any Product in any Seller's 1996 product catalogue (to the extent such Product represented more than $1,000,000 in sales in 1996) or in any Seller's 1997 product catalogue or any Product for which a license agreement has not yet been executed in any Seller's 1998 product catalogue.

    (d) The conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. Without limiting the generality of the foregoing, all packaging and advertising materials utilized by any Seller in the sale of any Product (except for any materials licensed to Sellers pursuant to an Intellectual Property License) are owned by one or more of the Sellers and no other Person who participated in the creation of such materials has any rights of ownership or use with respect thereto. Except as disclosed on Schedule 5.12(d), no claim or demand of any Person has been made nor is there any proceeding that is pending, or to Sellers' Knowledge, threatened, nor, to Sellers' Knowledge, is there a reasonable basis therefor, which (i) challenges the rights of any Seller in respect of any Owned Intellectual Property or Intellectual Property License or (ii) asserts that any Seller is infringing any Person's Intellectual Property rights or is required to pay any royalty, license fee, charge or other amount with regard to its use of any Intellectual Property Asset. There is no material contractual restriction or limitation pursuant to any orders, decisions or decrees of any Governmental Authority on any Seller's right to use the names and marks that constitute Intellectual Property Assets in the conduct of the Business. The Sellers and Shareholders regularly and reasonably monitor and defend the Intellectual Property Assets against third party infringement and to the knowledge of the Sellers and the Shareholders, no Intellectual Property Asset is being infringed by any other Person, including, but not limited to, infringement through the use of a confusingly similar trademark, trade dress or tradename.

  5.13.  Tax Matters.

    (a)  Except as set forth on Schedule 5.13(a), to Sellers' Knowledge,
(i) each Seller has duly and timely filed all Tax Returns that it has been required to file, (ii) all such Tax Returns were correct and complete in all material respects, and (iii) no Seller is currently the beneficiary of any extension of time within which to file any Tax Return.

    (b)  Except as set forth on Schedule 5.13(b), to Sellers' Knowledge,
(i) all Taxes that are due and payable by any Seller or chargeable as a Lien upon the Assets (whether or not shown on any Tax Return) have been duly and timely paid, and (ii) each Seller has complied with Applicable Law relating to the reporting, payment and withholding of Taxes in connection with amounts paid to its employees, creditors, independent contractors or other third parties and has, within the time and in the manner prescribed by law, withheld from such amounts and timely paid over to the proper Governmental Authorities all such amounts required to be so withheld and paid over under Applicable Law.

    (c) Schedule 5.13(c) lists all countries, states, cities or other jurisdictions in which any Seller, to Sellers' Knowledge, is currently subject to any obligation to file Income Tax or Employment Tax Returns or to collect sales or use Taxes.

    (d) Except as set forth on Schedule 5.13(d), (i) no claim (other than a claim that has been finally settled) has ever been made by a Governmental Authority in a jurisdiction where any Seller does not file Tax Returns or pay or collect Taxes in respect of a particular type of Tax imposed by that jurisdiction that such Seller is or may be subject to an obligation to file Tax Returns or pay or collect Taxes in respect of such Tax in that jurisdiction and (ii) there has been no claim or issue (other than a claim or issue that has been finally settled) concerning any liability for Taxes of any Seller either (A) asserted, raised or threatened by any Governmental Authority in writing or (B) which is within Sellers' Knowledge.

    (e) Schedule 5.13(e) (i) lists all Income Tax Returns and Employment Tax Returns that have been audited and (ii) lists any such Tax Returns that are currently the subject of audit.

    (f) Except as set forth on Schedule 5.13(f), no Seller has (i) waived any statute of limitations, (ii) agreed to any extension of the period for assessment or collection or (iii) executed or filed any power of attorney with respect to any Taxes, which waiver, agreement or power of attorney is currently in force.

    (g) Schedule 5.13(g), to Sellers' Knowledge, lists all elections for Income Taxes made by any Seller that are currently in force or to which any Seller is bound.

    (h) Schedule 5.13(h), to Sellers' Knowledge, lists (i) all countries, states, cities or other jurisdictions in which any Seller is a beneficiary of any real or personal property Tax exemptions or concessions, reduced rates or Tax credits, (ii) the annual dollar benefit of each such item and
(iii) the terms of expiration or phase-out of each such item.

    (i) No Seller has filed a consent under section 341(f) of the Code concerning collapsible corporations, and there are no outstanding adjustments for Income Tax purposes applicable to any Seller required as a result of changes in methods of accounting effected on or before the Closing Date.

    (j) Sellers shall deliver to Buyers, promptly following the date hereof, correct and complete copies of all Income Tax Returns, examination reports and statements of deficiencies filed by or against, assessed against or agreed to by any Seller for taxable periods ending on or after January 1, 1995.

    (k) Except as set forth on Schedule 5.13(k), Buyers will not be required to deduct and withhold any amount with respect to Taxes upon the transfer of the Assets to Buyers.

    (l) No Seller is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement, and no Seller (A) is or has been a member of any group of companies filing a consolidated, combined or unitary Income Tax Return or (B) has any liabi-lity for the Taxes of any other Person under section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee, successor, indemnitor or guarantor, by contract or otherwise.

    (m) No Seller has made any payments, is obligated to make any payments, or is party to an agreement that under certain circumstances could obligate it to make any payments which would be nondeductible under sections 280G or 162(m) of the Code.

    (n) Tiger has been a duly qualified S Corporation (within the meaning of section 1361 of the Code) for all taxable periods since the taxable period beginning February 1, 1991, and will continue to qualify as a validly electing S Corporation at all times up to and including the Closing Date. Schedule 5.13(n) lists each Affiliate of Tiger that is a Qualified Subchapter S Subsidiary within the meaning of section 1361(b)(3)(B) of the Code. Each Affiliate so listed has been a Qualified Subchapter S Subsidiary at all times since the date shown on such schedule and will remain so qualified up to and including the Closing Date.

  5.14.  Employees, Labor Matters, etc.

    (a) Promptly following the date of this Agreement, Sellers and the Shareholders will deliver to the Buyers' Representative a complete and correct list of all Persons currently employed by any Seller or who currently serve as a consultant to any Seller, and a description of all compensation, including bonus arrangements, and employee and retiree benefit plans or arrangements applicable to such employees or consultants. Such list shall also set forth a complete and correct list of the total number of Persons employed by the Sellers on a seasonal or other temporary basis in each of 1996 and 1997, the location or locations where such Persons were employed, and a description of all compensation, including bonus arrangements, and employee and retiree benefit plans or arrangements applicable to such Persons. The total amount of consideration (including bonus arrangements and employee and retiree benefit plans and arrangements) projected to be paid to employees and consultants of Sellers in 1998 (without regard to any additional employees and consultants who may be added during 1998), will not represent an aggregate increase or more than 10% over the total amount of consideration paid in 1997. No Seller is a party to any agreement or arrangement, written or oral, with salaried or non-salaried Employee or any consultant, except as disclosed on such list and except for Plans described on Schedule 5.15(a). No Seller is a party to or is bound by any employment agreement with any Person, except for agreements disclosed in writing to Buyers prior to the date hereof, and all other employees of Sellers are employees at will, who, subject to foreign Applicable Laws, may be terminated at any time without cause and without the payment of any severance or termination amounts (except for any severance or termination payments arising under the employment agreements that have been disclosed to Buyers in writing prior to the date hereof).

    (b) No Seller is a party to or bound by any collective bargaining or other labor agreement, and there are no labor unions or other organizations representing, purporting to represent or, to Sellers' Knowledge, attempting to represent any Employees. Since January 1, 1995, there has not occurred or been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any of the Employees.

    (c) There are no labor disputes currently subject to any grievance procedure, arbitration or litigation, including, without limitation, any pending complaint filed with the Equal Employment Opportunity Commission. Sellers have each complied in all material respects with all Applicable Laws pertaining to the employment or termination of employment of the Em-ployees, including, without limitation, all such Applicable Laws relating to labor relations, equal employment opportunities, fair employment prac-tices, occupational safety and health, prohibited discrimination or distinction and other similar employment activities. No Seller is the subject of any pending notice issued by the Office of Federal Contract Compliance.

  5.15.  Employee Benefit Plans and Related Matters; ERISA.   Employee
Benefit Plans.

    (a) Prior to the date hereof, Sellers and the Shareholders have delivered to the Buyers' Representative a true and complete list of each "employee benefit plan", within the meaning of Section 3(3) of ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, practice, policy or understanding (including any employment agreement), whether written or unwritten, that provides or may provide benefits or compensation in respect of any Employee or consultant or the beneficiaries or dependents of any such Employee or consultant or under which any Employee or consultant is or may become eligible to participate or derive a benefit and that is or has been maintained or established by any Seller or to which any Seller contributes or is or has been obligated or required to contribute or with respect to which any Seller may have any liability or obligation (collectively, the "Plans"). No trade or business of any Seller or any Affiliate (whether or not incor-porated) is or has been as of any date within the preceding six years treated as a single employer together with Sellers pursuant to Section 414 of the Code.

    (b) Sellers have provided, or promptly following the date of this Agreement will provide, to Buyers true and complete copies of: all written Plans; descriptions of all unwritten Plans; all trust agreements, insurance contracts or other funding arrangements; the two most recent trust reports; the two most recent Forms 5500 and all schedules thereto; the most recent IRS determination letter; current summary plan descriptions; and all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor or any other governmental agency or body having jurisdiction over any Plan (including a written description of any oral communication). No Seller or Shareholder has communicated to any Employee any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation plan, agreement or arrangement.

    (c) Except as set forth on Schedule 5.15(c), (i) no Seller has incurred or reasonably expects to incur (either directly or indirectly, including as a result of any indemnification obligation) any liability or obligation under or pursuant to Title I or IV of ERISA (or any comparable provision of the Applicable Law of any jurisdiction other than the United States) or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and, to Sellers' Knowledge, no event, transaction or condition has occurred or exists which could result in any such liability of any Seller or, following the Closing, any Buyer or any of Buyers' Affiliates, (ii) each Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter dated after 1994 from the IRS as to its qualification under the Code and no fact or condition exists or has occurred which could reasonably be expected to result in the disqualification of any such Plan or adversely affect the tax-exempt status of any such trust, (iii) there are no pending or, to - Sellers' Knowledge, threatened claims by or on behalf of any of the Plans, by or on behalf of any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefit) and (iv) no Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA), a "multiple employer plan" within the meaning of Section 4063 or 4064 of ERISA or a plan subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA or Title IV of ERISA. Each of the Plans has been operated and administered in all material respects in compliance with its terms, all Applicable Laws, including but not limited to ERISA and the Code. Except to the extent set forth in Schedule 5.15(c), the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee or consultant.

    (d) No Employee is or may become entitled to post-employment benefits of any kind by reason of employment by Sellers, including, without limita-tion, death or medical benefits (whether or not insured), other than
(a) coverage provided pursuant to the terms of any Plan specifically identified as providing such coverage in Schedule 5.15(a), or (b) deferred compensation accrued as a liability on the 1997 Financial Statements.

  5.16.  Environmental Matters.

    (a) Each Seller is, and has been, in compliance in all material respects with all Environmental Laws.

    (b) Except as disclosed in Schedule 5.16(b), there is no suit, claim, action, demand, executive or administrative order, directive or proceeding pending or, to Sellers' Knowledge, threatened, before any Governmental Authority against any Seller or in which any Seller may become a party (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law, (y) relating to the presence of or release into the environment of any Hazardous Material or oil or (z) relating to any other alleged violation of any Environmental Law or relating to Hazardous Material. No Seller or Shareholder has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Authority or any other Person indicating that any Seller is or may be in violation of, or liable under, any Environmental Law.

    (c) There is no suit, claim, action, demand, executive or administrative order, directive or proceeding pending or, to Sellers' Knowledge, threatened, before any Governmental Authority relating to or against any real property which any Seller or any predecessor entity has owned or leased (collectively, except for any Excluded Asset, the "Real Property") which has resulted from activities during the ownership or lease of the Real Property by any Seller or any predecessor entity or of which any Seller or any Shareholder is aware (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material or oil.

    (d) The Real Property (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) does not contain any Hazardous Material other than as permitted under applicable Environmental Law that has resulted from activities during the ownership or lease of the Real Property by any Seller or any predecessor entity thereof or has resulted from any other event that is within Sellers' Knowledge.

    (e) Except as disclosed in Schedule 5.16(e), there are no underground storage tanks on, in or under any Real Property and no underground storage tanks have been closed or removed from any Real Property.

    (f) Except as disclosed on Schedule 5.16(f), no study, analysis or test result is in the possession, custody or control of any Seller or any Shareholder relating to (x) the environmental conditions on, under or about the Real Property or other properties or assets owned, leased, operated or used at the present time or in the past by any Seller or any predecessor entity, and (y) any Hazardous Materials used, managed, handled, transported, treated, generated, stored or released by any Seller, any other entity on, under, about or from any of the Real Property, or otherwise in connection with the use or operation of any of the properties or assets of any Seller.

  5.17. Brokerage or Finder's Fees. No Seller or Shareholder has incurred any liability to any broker, finder or agent for any fees or commissions or similar compensation with respect to the transactions contemplated by this Agreement.

  5.18.  Real Property

    (a) Schedule 5.18(a) lists all real property leased by each Seller (the "Leased Premises"; the leases relating to the Leased Premises, collectively, the "Leases"). Except for the Excluded Real Property, which is not used in the conduct of the Business, no Seller owns any real property and none occupies any real property other than the Leased Premises.

    (b) Sellers' uses of the Leased Premises and the improvements installed by or on behalf of Sellers upon the Leased Premises conform in all material respects to all restrictive covenants, conditions, easements, building, subdivision and similar codes and federal, state, provincial and local laws, regulations, rules, orders and ordinances, and no Seller or Shareholder has received any notice of any material violation or claimed material violation of any such restrictive covenant, condition or easement, or any building, subdivision or similar code, or any federal, state, provincial or local law, regulation, rule, order or ordinance. There exists no writ, injunction, decree, order or judgment, nor, to any Seller's or Shareholder's knowledge, any litigation, pending or threatened, relating to the ownership, use, lease, occupancy or operation of any of the Leased Premises.

  5.19.  Assets.

    (a) Except as set forth in Schedule 5.19, Sellers are the owners of and have good and marketable title to, or have legally sufficient rights to use, all of the Assets (including, without limitation, the Intellectual Property Assets and the Tangible Assets), free and clear of all Liens. The Assets include, without limitation, all assets, properties and rights of Sellers used in connection with the Business and shown or reflected on the balance sheet as of December 31, 1996 included in the Audited Statements or acquired by any Seller since December 31, 1996, except only for (i) the Excluded Assets and (ii) Inventory and other Assets sold or written off and receivables collected, each in the ordinary course of business since December 31, 1996. Sellers have maintained all Tangible Assets material to the Business in good repair, working order and operating condition, subject only to ordinary wear and tear, and all such Tangible Assets are adequate and suitable in all material respects for the purposes for which they are presently being used. All currently effective financing statements filed by any party with respect to the Assets are listed on Schedule 5.19.

    (b) The Assets constitute all of the properties and assets (whether real, personal, or mixed, tangible or intangible) necessary for the conduct of, or otherwise material to, the Business.

  5.20.  Business Relations.

    (a) Prior to the date hereof, Sellers and the Shareholders have delivered to the Buyers' Representative a correct and complete list setting forth for the twelve-month period ended December 31, 1997, (i) the names and addresses of the ten largest customers with respect to the Business during such period (based on the aggregate value of the Products that were ordered by such customers during such period), (ii) the amount each such customer was invoiced in 1997, (iii) the percentage of 1997 gross product sales of the Business represented by the sales to each such customer and
(iv) to Sellers' Knowledge, the amount of Products (by product line) carried over from 1997 by each such customer. Promptly following the date hereof, Sellers and the Shareholders shall deliver to the Buyers' Representative an accurate description of Sellers' 1997 sales policies (and, to the extent known, 1998 sales policies), including all discount arrangements with all material customers in 1997 and any Persons who are
anticipated to be material customers in 1998.    No Seller has any
commitment to any customer that extends beyond December 31, 1998. To Sellers' Knowledge, no customer identified on the list previously delivered to the Buyers' Representative (x) has ceased, or after the Closing will cease, to purchase Products, (y) has materially reduced, or after the Closing will materially reduce, the amount of Products purchased or (z) has within the last six months sought to materially reduce the amount it pays for the Products under threat of ceasing (or materially reducing) its purchase of Products (other than oral statements made by any such customer during ordinary course business negotiations that, to Seller's Knowledge, did not reflect a change in the standard business negotiations that have taken place with such customer).

    (b) Sellers and the Shareholders will, promptly after the date hereof, deliver to the Buyers' Representative a correct and complete list setting forth for the year ended December 31, 1997, the names and addresses of each supplier, manufacturer and packager of Inventory which sold goods or services to any Seller during such annual period with an aggregate value in excess of $1,000,000. From December 31, 1997 to the date hereof, Sellers have not modified, in any material respect, the terms on which Sellers conduct business with any material vendor in Hong Kong. The arrangements between Sellers and their suppliers, manufacturers and packagers are handled solely on a purchase order basis. To Sellers' Knowledge, no such supplier, manufacturer and packager (i) has ceased, or after the Closing will cease, to provide materials or services they have heretofore provided,
(ii) has materially reduced, or after the Closing will materially reduce, the amount of materials or services they have heretofore provided or
(iii) has within the last 12 months sought to materially increase the amount it receives for the materials or services its provides.

    (c) Prior to the date hereof, Sellers and the Shareholders have delivered to the Buyers' Representative a correct and complete list setting forth (x) the name of each sales representative, broker, distributor or other Person who has received commissions or other consideration in respect of the sale of any Product in the United States at any time during the twelve-month period ended December 31, 1997, and (y) the gross consideration paid to each such Person during 1997. Promptly following the date hereof, Sellers and the Shareholders shall deliver to the Buyers' Representative a correct and complete list setting forth, with respect to each Person who has received commissions or other consideration in respect of the sale of any Product (in the United States or anywhere else in the world) during the twelve-month period ended December 31, 1997, (i) such Person's name and address, (ii) the amount of sales generated during such twelve-month period, (iii) the time period during which such sales were generated, and an indication of whether such Person is receiving commissions as of the date hereof, (iv) the commission rate and any other consideration (including overrides) paid or payable in respect of such sales, and (v) any geographic territory or customer with respect to which such Person held sales rights. None of the commission rates, override payments or other consideration paid or payable to the Persons on the subsequently delivered list are subject to upward adjustment under the terms of any existing agreement or understanding binding upon any Seller. Sellers are current in the payment of all commissions and any other consideration due and owed to the Persons identified on the subsequently delivered list. The only agreement in effect as of the date hereof with respect to the distribution of Products internationally is an agreement covering Italy with Linea Gig S.p.A. and such agreement terminates at the end of calendar year 1998. Any agreement in effect on the date hereof or on the Closing Date between any Person listed on such subsequently delivered list and any Seller is (or on the Closing Date shall be) terminable by a Seller no later than December 31, 1998, and, except as indicated on such subsequently delivered list, upon no more than 60 days notice, in any event without any additional obligation to any Seller, except for obligations to pay commissions and overrides earned but not yet paid through any such termination date.

    (d)	Without limitation of the foregoing representations in this
Section 5.20, to Sellers' Knowledge, Sellers' relations with the customers, suppliers, manufacturers, packagers and distributors who are material to the conduct of the Business are good and that the transactions contemplated herein will not materially adversely affect the Business after the Closing Date.

  5.21. Inventory. The Inventory reflected on the Unaudited Balance Sheet or thereafter acquired by any Seller consists of items in good and merchantable condition that conform to applicable voluntary toy manufacturing standards of the toy manufacturers' association, and are of a quantity and quality usable or saleable in the ordinary course of the Business, except for any obsolete, damaged, or below standard quality items for which adequate reserves have been taken on the Unaudited Balance Sheet, or, with respect to Inventory acquired after the date hereof and prior to or on the Closing Date, for which reserves will be established consistent with past practice on the Closing Balance Sheet. All Inventory has been recorded on the books of Sellers, and until and including the Closing Date will continue to be recorded, at the lower of cost or market. To Sellers' Knowledge, no Seller will experience during calendar year 1998 any difficulty in obtaining, in the desired quantity and quality, and at prices and upon terms and conditions consistent with past practice, materials used in the manufacture of Inventory.

  5.22.  Tooling and Equipment.

    (a) All of the Tooling and Equipment (other than Tooling that is on order or Tooling or Equipment leased pursuant to a Material Contract) is owned by one or more Sellers. All of the Tooling, as of the date hereof, is listed on Schedule 1-C and all of the Equipment, as of the date hereof, is listed on Schedule 1-B. All open purchase orders for Tooling are listed on Schedule 5.22(a). The Tooling and Equipment are in good operating condition and repair, and no Seller or Shareholder has received any notice that any Tooling or Equipment is in violation of any law, building, zoning, health, safety or other ordinance or regulations.

    (b) Each mold that is included in the Tooling is usable for its intended purpose in every material respect, normal wear and tear excepted. Except as disclosed on Schedule 5.22(b), the Tooling (which is either owned by Sellers or on order as of the date hereof) is sufficient to make each Product listed in the 1997 or 1998 product catalogs of Sellers in quantities consistent with Sellers' reasonable expectation of demand for each such Product. During the last three years, there has not been any significant interruption of the operations of Sellers due to inadequate maintenance of the molds.

  5.23. Assets not in the Possession of Sellers. Schedule 5.23 sets forth a complete list and an accurate description of all Tangible Assets having a replacement value in excess of $25,000 that are in the possession of any Persons other than Sellers, including vendors (including, without limitation, advertising agencies, warehousemen and mold-makers), suppliers, or Employees. The names, addresses and telephone numbers of the Persons in possession of any such Tangible Assets are set forth on Schedule 5.23. No Person in possession of an Asset has or is threatening to refuse to deliver such Asset to a Seller (or a Seller's designee) upon request.

  5.24. Affiliate Transactions. Except as set forth in Schedule 5.24, no Shareholder, officer, Employee or director of any Seller, any family member or Affiliate of any of the foregoing or any other Affiliate of any Seller,
(i) owns or leases any assets used or necessary in the Business,
(ii) possesses, directly or indirectly, any financial interest in or is a partner, director, officer or employee of any Person which is, or within the past three years has been, a client, supplier, customer, lessor, lessee or competitor of any Seller, (iii) is a party to any agreement or binding commitment with any Seller or any agreement or binding commitment which relates to the Business or the Assets or (iv) has been a party to any agreement or binding commitment with any Seller within the past three years (any of the foregoing, an "Affiliated Party Transaction").

  5.25. Insurance. Schedule 5.25 contains a list of all insurance policies and any self-insurance arrangements held by any Seller relating to the Business or the Assets. Such policies are in full force and effect and all premiums due thereon have been paid. Schedule 5.25 indicates which insurance policies are occurrence-based. Sellers have complied in all material respects with the terms and provisions of such policies. No notice of termination or premium increase has been received under any of the policies. The insurance coverage provided by such policies (including, without limitation, as to deductibles and self-insured retentions) is adequate and suitable for the Business and the Assets.

  5.26. Warranties. Schedule 5.26 sets forth (i) forms of all product warranties issued by any Seller in relation to the Products that are still in effect as of the date hereof and (ii) a summary of any asserted or unasserted warranty or consumer product claims that, in the aggregate, suggest the existence of a material defect in a Product included in any Seller's 1997 or 1998 catalogues. Since January 1, 1996, Sellers have not paid to end user consumers more than $100,000 (in the form of cash, a replacement product or a credit) in respect of any warranty claims asserted against Sellers in relation to any Product. Promptly following the date hereof, Sellers and the Shareholders will deliver to the Buyers' Representative a summary of all amounts paid by Sellers to their customers (in the form of cash, a replacement product or a credit) from and after January 1, 1996 in respect of any warranty claims asserted against Sellers in relation to any Product.

  5.27. Disclosure. This Agreement and the certificates and other agreements to be furnished on the Closing Date to Buyers by or on behalf of any Seller or any Shareholder pursuant hereto do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not misleading. There is no fact within Sellers' Knowledge that has not been disclosed to Buyers in this Agreement that materially adversely affects, or that Sellers and Shareholders reasonably expect will materially adversely affect, the Assets, or the Business or the operation of the Assets by Buyers or the ability of Sellers or Shareholders to perform this Agreement.


                               ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF BUYER PARENT

  Buyer Parent hereby represents and warrants to Sellers and the Shareholders as of the date hereof and as of the Closing Date, as follows:

  6.1. Organization and Authority of Buyer Parent. Buyer Parent is a corporation duly organized, validly existing and in good standing under the laws of Rhode Island. Buyer Parent has the full corporate power and authority to carry on its business as now conducted, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

  6.2. Due Authorization by Buyer Parent. The execution of this Agreement by Buyer Parent and the performance by Buyer Parent of the transactions contemplated herein have been duly authorized or, as of the Closing Date, shall have been duly ratified by, all necessary corporate action of Buyer Parent. Buyer Parent has duly executed and delivered this Agreement. This Agreement constitutes, and each instrument, agreement and document to be executed and delivered by Buyer Parent, as contemplated by this Agreement, will constitute, when so executed and delivered, the legal, valid and binding obligation of Buyer Parent, enforceable against Buyer Parent in accordance with their respective terms.

  6.3. Consents; No Conflict. Except as set forth on Schedule 6.3, and except for applicable requirements of the HSRA, (a) Buyer Parent is not required to obtain the consent, authorization or approval of, or to submit any notice, report or other filing with, any United States (federal, state or local) Governmental Authority or other third party (including, to Buyers' knowledge, any foreign Governmental Authority), or to obtain any permit, license or franchise as a condition to the consummation of this Agreement and the transactions contemplated hereby by Buyer Parent, which, if not obtained, would have a material adverse effect on Buyer Parent's ability to consummate the transactions contemplated by this Agreement, and
(b) the execution and delivery of this Agreement by Buyer Parent and the consummation by it of the transactions contemplated herein will not (i) conflict with the Certificate of Incorporation or By-laws of Buyer Parent or (ii) constitute a default under the terms, conditions or provisions of any material agreement, indenture, mortgage, debenture, note, deed of trust, franchise, license, contract or other instrument binding upon Buyer Parent where the effect of such default would be to prohibit, prevent or delay the timely performance of the terms of this Agreement by Buyer Parent.

  6.4. Brokerage and Finder's Fee. Buyer Parent has not incurred any liability to any broker, finder or agent for any fees, commissions or similar compensation with respect to the transactions contemplated by this Agreement.

  6.5. Litigation. There is no claim, litigation, proceeding or investigation pending or, to the actual knowledge of Buyer Parent, threatened, which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken by Buyer Parent in connection with this Agreement.


                               ARTICLE VII

                                COVENANTS

  7.1. Information Prior to Closing. From the date hereof to and including the Closing Date, Sellers and the Shareholders will make the management and other employees of Sellers reasonably available to Buyers and their authorized representatives and provide Buyers and their ac-countants, legal counsel and other authorized representatives reasonable access during normal business hours to, and permit such persons to review, the properties, books, contracts, accounts and records of Sellers, and to provide or assist in providing such other information to Buyers and their authorized representatives as shall have been reasonably requested by Buyers or such authorized representatives (including, if requested by Buyers, (i) facilitating contact between Buyers' and Sellers' employees, accountants and consultants and, with the consent of the Sellers' Representative, other Persons with whom Sellers have meaningful business relationships and (ii) causing Sellers' accountants to make available to Buyers and Buyers' authorized representatives all of such accountants' existing workpapers) in order that Buyers may have the opportunity to make such investigation as they shall desire to make of the affairs of Sellers, the Assets and the Business.

  7.2.  Conduct of Business

    (a) During the period from the date of this Agreement to and including the Closing Date, Sellers and the Shareholders, jointly and severally, covenant and agree that they (x) will conduct the Business in the ordinary course, consistent with prior practice (except for any activities prohibited by this Agreement) and (y) will inform Buyers promptly of the occurrence of any event which occurs prior to the Closing and which could have a Material Adverse Effect on the Business or the Assets.

    (b) Without limiting the generality of the foregoing, Sellers and the Shareholders, jointly and severally, covenant and agree that they will not do or agree to do on or after the date hereof any of the following on or before the Closing Date without the prior written consent of the Buyers' Representative (it being understood that the failure of the Buyers' Representative to deliver a written reply to the Sellers' Representative within five business days after receiving written notice from the Sellers' Representative with regard to any of the following matters will be deemed to constitute written consent to such action):

      (i) Enter into any contract, commitment or transaction not in the ordinary course of business, consistent with past practice;

      (ii) Make any capital expenditure on or lease any item of capital equipment in excess of $100,000, in the case of any such capital expenditure or lease, or $2,000,000 in the case of all such capital expenditures and leases;

      (iii) Except for sales of Inventory in the ordinary course of Business, consistent with past practice, sell or dispose of any Intellectual Property Asset or any Asset having a fair market value in excess of $100,000;

      (iv) Waive, cancel or compromise any material right or material claim relating to any Intellectual Property Asset listed on a schedule hereto or any Asset having a fair market value in excess of $100,000;

      (v) Modify or amend in any material respect, or cancel or terminate any Material Contract (it being understood that any change in the financial terms or duration of a Material Contract shall be considered material);

      (vi) License any Intellectual Property Asset to any Person or take any material action relative to any Person with respect to any Intellectual Property Asset;

      (vii) License any Intellectual Property from any Person under an agreement that provides for aggregate guaranteed consideration to the licensor of more than $1,000,000 over the term of the license;

      (viii) Conduct all Tax affairs relating to each Seller in a manner other than in good faith, in the ordinary course and in substantially the same manner as such affairs would have been conducted if the parties had not entered into this Agreement;

      (ix) Except as permitted pursuant to Section 7.2(b)(vii) above, enter into any new agreement under which any Person may be owed commissions, royalties or any other payment in respect of sales of a Product, or extend or renew any current agreement of such type other than in the ordinary course of business on financial terms that are substantially similar to the current financial terms of such agreement;

      (x)  Enter into any barter transaction;

      (xi)  Commit or agree to do any of the foregoing; or

      (xii) Take or fail to take any action that would cause any of the representations and warranties set forth in Article V (including, without limitation, Section 5.7) to be untrue at any time prior to the Closing.

    (c) During the period from the date of this Agreement to the Closing, Sellers and the Shareholders, jointly and severally, covenant and agree that unless prohibited by Section 7.2(b) they will continue, in the ordinary course of its business, consistent with its past practices, to:

      (i) Maintain, preserve and insure the Assets in the ordinary course of business and consistent with past practice;

      (ii) Comply in all material respects with all Applicable Laws in conducting the Business (including, if reasonably requested by Buyers, making voluntary disclosures and payments as are appropriate to remedy any existing or prior violations of Applicable Law);

      (iii) Maintain Sellers' current practices with respect to the collection of accounts receivable, and the payment of accounts payable; and

      (iv) Otherwise carry on the Business in, and only in, the ordinary course of business, in substantially the same manner as heretofore conducted including, using their respective reasonable best efforts to preserve intact the present business organization, keep available the services of their respective present officers and significant employees, sales agents and Independent Contractors, and preserve their respective relationships (on substantially the same economic terms) with customers, suppliers, distributors and others having business dealings with any Seller, to the end that the goodwill and ongoing business relationships of Sellers shall be materially unimpaired following the Closing.

  7.3.  Financial Statements.

    (a) Within 45 days after the end of each month until the Closing Date, Sellers shall deliver to Buyers unaudited combined, combining and consolidating statements of income and operations for the Sellers for the month then ended and year to date (together with a comparison to the comparable periods, only on a company by company basis, in the prior year), along with unaudited combined, combining and consolidating balance sheets of the Sellers as of the end of such month. All financial statements furnished pursuant to this Section 7.3(a) shall fairly represent the financial condition and the results of operations as of the dates and for the periods covered by such statements, subject to normal year-end adjustments, none of which will be material.

    (b) As soon as practicable, but in no event later than March 27, 1998, Sellers' Representative shall deliver to Buyers combined, combining and consolidating balance sheets of Sellers as at December 31, 1997, and related combined, combining and consolidating statements of income and retained earnings and of cash flows for calendar year 1997 (such statements, the "1997 Financial Statements"). The 1997 Financial Statements will be prepared in accordance with GAAP (including with respect to the use of footnotes), using the historical principles, procedures and elections of Sellers used in the preparation of the Audited Statements and, in the case of the combined statements, will be certified by an unqualified report of Deloitte that will accompany such statements. The 1997 Financial Statements will not indicate that "Net Revenues" during the period covered by such statements were less than $370,000,000 or that "Net Income Before Taxes" during the period covered by such statements was less than $32,000,000, it being understood that "Net Income Before Taxes" will be calculated (x) assuming that the total consideration paid to Mr. Rissman and Mr. Shiffman during such period was $3,000,000 in the aggregate, (y) without including any interest income or expense and (z) without recognition of any gain or loss on unrealized currency exchanges between Sellers or affiliates thereof, provided that, if such "Net Income Before Taxes" is greater than $32,000,000 but less than $35,000,000, the Initial Purchase Price shall be reduced by the product of (x) four and (y) the dollar amount by which such "Net Income Before Taxes" is less than $35,000,000. The aggregate amount of unrealized currency exchange loss between Sellers or affiliates of Sellers for calendar year 1997 shall not
exceed $800,000.   Additionally, the following line items on the 1997
Financial Statements (or in the notes thereto) will not differ from the corresponding items on the Unaudited Balance Sheet in excess of the following amounts: (i) "Inventories" will not differ by more than 10% (higher or lower), (ii) "Prepaid Expenses" will not differ by more than 10% (higher or lower) and (iii) "Properties" (consisting of furniture, Tooling and Equipment) will not differ by more than 10% (higher or lower). Buyers and their authorized representatives, including KPMG, will have the right to review the information used in the preparation of the 1997 Financial Statements, including but not limited to, all workpapers of Deloitte, and to discuss such information and the preparation and review thereof with the personnel of Sellers and such accountants responsible therefor.

  7.4.  Employee Matters.

    (a) Each Seller shall use all reasonable efforts to cause the em-ployees currently employed by the Sellers to make available their employ-ment services to Buyers. Except for Mr. Rissman and Mr. Shiffman, effective as of the Closing Date, one or more Buyers (or one or more of their Affiliates) shall offer employment to all employees who are then actively employed by a Seller in the operation of the Business at (i) wage or salary levels, and/or with commissions, bonuses and overrides, as applicable, as disclosed pursuant to Section 5.14, and (ii) with employee benefits that, at Buyers' option, are (x) substantially similar, in the aggregate, to the benefits provided to employees under the Plans as in effect on the date hereof or (y) generally made available to the employees of Buyer Parent as of the Closing Date. Those Persons who accept such offers of employment effective as of the Closing Date shall be referred to herein as the "Transferred Employees". Sellers shall remain responsible for payment of any and all retention, change in control, severance, termination or other similar compensation or benefits which are or may become payable to any employee or former employee of the Business, including the Transferred Employees, in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, any liability, obligation or commitment in respect of any claim of any such Employee of actual or constructive termination of employment. All of the obligations described in the preceding sentence shall be deemed Excluded Liabilities for purposes of this Agreement.

    (b) To the extent required by Applicable Law, and if service is a factor in determining eligibility for and vesting in benefits provided thereunder, the plans and programs in which each Transferred Employee participates after the Closing Date in accordance with the preceding
Section 7.4(a) shall recognize service with the Sellers (as taken into account for purposes of administering the corresponding benefit arrangement immediately prior to the Closing Date) as service with the applicable Buyers (i) for purposes of determining each such Transferred Employee's eligibility to participate in, and vest in the benefits provided under, such plan or program and (ii) for purposes of determining the benefits accrued under such plan or program. To the extent any welfare benefit plan in which any Transferred Employee participates after the Closing Date (x) imposes any pre-existing condition limitation, such condition shall be waived or (y) has a deductible or requires a co-payment by the Transferred Employee that is subject to a maximum out-of-pocket limitation, there shall be credited against any such deductible or limitation any costs incurred by such Transferred Employee during the comparable period under the terms of the corresponding benefit arrangement prior to the Closing Date.

    (c) From and after the Closing Date, subject to Schedule 4.3(a), Sellers shall remain liable for and pay when due all wages, compensation or benefits relating to the Transferred Employees accrued on or prior to the Closing Date. Sellers shall remain responsible for payment of any and all retention, change in control or other similar compensation or benefits which are or may become payable in connection with the consummation of the transactions contemplated by this Agreement.

    (d) From and after the Closing Date, Sellers shall, jointly and severally, remain solely responsible for any and all liabilities to or in respect of any Employee relating to or arising in connection with any and all claims for workers' compensation benefits arising in connection with any occupational injury or disease occurring or existing on or prior to the Closing Date.

    (e) Sellers and Buyers will (i) treat each Buyer and each Affiliate thereof, as applicable, as a "successor employer" and each Seller (as applicable) as a "predecessor," within the meaning of sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transferred Employees who are employed by such Buyers or such Affiliates for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions Act ("FICA") and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such Transferred Employee for the calendar year within which the Closing Date occurs.

    (f) At the request of any Buyer with respect to any particular applicable Tax law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar Tax other than Taxes imposed under FICA and FUTA, Sellers will
(i) treat each Buyer and each Affiliate thereof, as applicable, as a successor employer and each Seller, as applicable, as a predecessor employer, within the meaning of the relevant provisions of such Tax law, with respect to Transferred Employees who are employed by such Buyer (or, if applicable, any Affiliate thereof) and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such Tax law with respect to each such Transferred Employee for the calendar year within which the Clos-ing Date occurs.

  7.5.  Stock Acquisition.

    (a) Subject to the consent of the Sellers' Representative, such consent not to be unreasonably withheld, Buyers shall have the right, exercisable no less than five days prior to the Closing Date, to elect to acquire on the Closing Date all of the outstanding shares of capital stock (or outstanding limited liability company interests, as the case may be) of one or more Sellers (other than Tiger) in lieu of acquiring the Assets held by such Seller or Sellers. Any Seller or Sellers whose stock (or limited liability company interests) Buyers elect to purchase will be referred to as an "Acquired Company," the shares of capital stock (or limited liability company interests) of all Acquired Companies to be transferred to Buyers will be referred to as the "Shares" and the Person or Persons who will transfer ownership of the Shares will be referred to as the "Selling Shareholders."

    (b) In the event Buyers elect to acquire Shares, (i) Buyers and the Sellers' Representative will agree on an allocation of the Initial Purchase Price among the Assets to account for the purchase of the Shares, (ii) Buyers will indemnify the Persons selling the Shares for any Tax liability arising from the purchase of the Shares of an Acquired Company that is in excess of the Tax liability, as determined by Sellers' accountants and attorneys in good faith and in consultation with the Buyers' Representative, that would otherwise arise in connection with the purchase of the Assets of such Acquired Company, (iii) all representations made with respect to "Sellers" shall be deemed to also have been made with respect to the Acquired Companies, (iv) Sellers and the Shareholders, jointly and severally, shall make additional representations to Buyers that are appropriate and customary in a stock acquisition transaction, (v) the Selling Shareholders will execute appropriate agreements, documents and certificates, in form and substance reasonably satisfactory to Buyers, to effectuate the transactions referred to in Section 7.5(c) and (vi) the deliveries made to Buyers on the Closing Date will be revised appropriately to account for the purchase of the Shares.

    (c)  In the event Buyers exercise their right to purchase Shares under
Section 7.5(a), the Selling Shareholders will cause the Acquired Companies to transfer all Excluded Assets and Excluded Liabilities held by such Acquired Companies to another Person prior to or on the Closing Date.

  7.6.  Filings; Third-Party Consents.

    (a) Sellers and the Shareholders will (i) cooperate with Buyers with respect to all filings that Buyers elect to make or are required by Applicable Law to make in connection with the Agreement, (ii) use their best efforts to obtain all third party consents or waivers regarding the Restricted Assets, including, without limitation, all consents or waivers applicable to the agreements listed on Schedule 5.8, (such consents and waivers are, collectively, the "Designated Consents"), and (iii) submit all filings referred to on Schedule 5.8. Without limiting the generality of the foregoing, Sellers and the Stockholders, at their sole expense, agree to make all Illinois tax filings relating to the transaction contemplated by this Agreement that are reasonably requested by Buyers.

    (b) If Sellers and the Shareholders shall not have obtained all Designated Consents, in form and substance reasonably satisfactory to Buyers, prior to the Closing, and if Buyers determine in their reasonable business judgment that the failure to obtain any such Designated Consent (other than any Designated Consent marked with an asterisk on Schedule 5.8), whether individually or when taken together with the failure to obtain other Designated Consents, could have a Material Adverse Effect or a material adverse effect on Buyers after the Closing, then such failure shall constitute a default under this Agreement, for which the Initial Purchase Price will be reduced by an amount which the parties have agreed (the "Liquidated Damages Amount"), it being understood that the Closing will take place (subject to the satisfaction of all conditions to Closing in Articles VIII and IX) notwithstanding such default. Sellers and the Shareholders agree that the reduction of the Initial Purchase Price pursuant to this section represents the payment of liquidated and agreed damages in respect of the default described herein (it being agreed that the determination of actual damages would be impracticable or extremely difficult).

  7.7. Confidentiality; Publicity. The parties agree that the Confidentiality Agreements will survive the execution and delivery of this Agreement and will remain in effect until the Closing, at which time they will expire and terminate without further action of any party. The parties agree that no public announcement or disclosure of the proposed sale or of any of the terms and conditions set forth herein shall be made prior to the Closing, except to the extent (i) required by Applicable Law or stock exchange rule or (ii) otherwise expressly agreed to by Buyers and the Sellers' Representative in writing. Except as required by Applicable Law or stock exchange rule (and except for any disclosure made in accordance with this section prior to the termination of this Agreement), if the Closing does not occur for any reason, the parties agree not to publicly disclose the proposed terms and conditions set forth herein. The Buyers' Representative and the Sellers' Representative shall agree on the substance of the initial internal announcement to employees of Sellers regarding the terms and conditions and the status of the transaction contemplated hereby. Thereafter, no internal announcements to employees regarding such terms and conditions will be made without the prior consent of the Buyers' Representative, such consent not to be unreasonably withheld.

  7.8. Consummation of the Transactions. Subject to the terms and conditions herein provided, including Section 7.6, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other parties hereto in connection with the foregoing, including using its commercially reasonable efforts to (i) obtain all necessary consents, approvals and authorizations as are required to be obtained under Applicable Law, (ii) defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (iv) effect all necessary registrations and filings.

  7.9.  Exclusivity.  From the date of the execution of this Agreement to
(i) the Closing or (ii) any termination of this Agreement in accordance with Article XIII, Sellers and the Shareholders agree that they will deal exclusively with Buyers in respect of the matters referred to in this Agreement and that they will not, directly or indirectly, entertain, solicit, consider or otherwise encourage any offer from any other Person for, or enter into any agreement with any other person or entity with respect to, the direct or indirect sale, merger, consolidation, reorganiza-tion, acquisition, encumbrance, lease, transfer or conveyance of the Business or any of the capital stock (or limited liability company interests) of Sellers or any Assets (other than asset sales in the ordinary course of business consistent with Section 7.2). Sellers and the Shareholders represent and warrant that no discussions or negotiations prohibited by the preceding sentence are currently pending.

  7.10. Additional Disclosure Information. The parties to this Agreement acknowledge that certain schedules and lists contemplated by this Agreement and certain agreements and other supporting documentation relevant to the representations made by Sellers and the Shareholders pursuant to this Agreement have not been delivered or otherwise made available to Buyers or have been delivered to Buyers prior to 5:00 p.m. on February 6, 1998 (all such schedules, lists, agreements and other supporting documentation, to the extent not delivered prior to 5:00 p.m. on February 6, 1998, collectively, the "Post-Signing Material"). Sellers and the Shareholders shall prepare and deliver or make available the Post-Signing Materials to the Buyers' Representative promptly following the date hereof.

  7.11. Excluded Contracts. With respect to any Material Contract delivered to Buyers after 5:00 p.m. on February 6, 1998, Buyers will have the right, exercisable prior to the Closing, to notify the Sellers' Representative that Buyers have elected not to accept an assignment of such Material Contract under the terms of Section 2.1(a) because such Material Contract contains terms that Buyers reasonably consider to be materially adverse to the future conduct of the Business or are otherwise not reasonably related to the continued conduct of the Business in the ordinary course following the Closing. In such event, each such Material Contract will be deemed an "Excluded Contract" for all purposes of this Agreement. Each Material Contract that is not an Excluded Contract as of the Closing Date will be deemed a "Material Assigned Contract" for all purposes of this Agreement.


                               ARTICLE VIII

                     CONDITIONS PRECEDENT TO BUYERS'S
                           OBLIGATION TO CLOSE

  The obligation of Buyers to consummate the transactions herein contemplated is subject to the satisfaction at or before the Closing of the following conditions:

  8.1. Truth of Representations and Warranties. The representations and warranties of Sellers and the Shareholders contained in or made pursuant to this Agreement and in any schedule, list, instrument, certificate, agreement or document delivered pursuant to this Agreement (including the Post-Signing Schedules) shall have been true and correct in all material respects on the date hereof (or, in the case of the Post-Signing Schedules, when such schedules are delivered to the Buyers' Representative) and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties expressly made only as of the date of this Agreement, which shall remain true and correct as of such date, and except that any separate qualification as to materiality or material adverse effect shall be disregarded. Buyers shall have received a certificate to the foregoing effect dated the Closing Date signed by the Sellers' Representative.

  8.2. Performance of Agreements. Each agreement, covenant or obligation of Sellers and the Shareholders to be performed at or before the Closing pursuant to the terms hereof or as contemplated herein shall have been duly performed, unless waived in writing by Buyers. Buyers shall have received a certificate to this effect dated the Closing Date and signed by the Sellers' Representative. Without limiting the generality of the foregoing, the Post-Signing Material shall have been delivered to the Buyers' Representative in accordance with Section 7.10. If Buyers determine in their reasonable business judgment that the information contained in the Post-Signing Material could have a Material Adverse Effect or a material adverse effect on Buyers after the Closing, then, prior to the Closing, Buyers and the Sellers' Representative shall have agreed upon an appropriate reduction in the Initial Purchase Price.

  8.3. No Legal Obstruction The waiting period under the HSRA shall have expired. Each of the parties hereto shall have obtained all required approvals of any United States Governmental Authority (federal, state or local) in connection with the consummation of the transaction provided for hereunder. No action, suit, proceeding, litigation or investigation shall have been commenced by any Governmental Authority and be pending which questions the validity or legality of this Agreement or any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. No injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect.

  8.4. Employment MattersThe Employment Agreements, dated the date hereof, between the Principal Buyer and each of Mr. Rissman and Mr. Shiffman shall be in full force and effect as of the Closing Date.

  8.5. Treatment of Affiliated Party Arrangements. Buyers and Sellers shall have agreed to terms satisfactory to Buyers under which any executory commitment in connection with any Affiliated Party Transaction shall have been terminated or, at Buyers' option, transferred to Buyers. Without limiting the generality of the foregoing, (a) Sellers shall have reduced its business arrangement with Summit Media to writing, and such writing will provide for such business arrangement to terminate no later than December 31, 1998 and will otherwise be in form and substance reasonably acceptable to the Buyers' Representative and (b) Sellers shall have amended their contractual arrangement with Leisure Concepts, Inc. to clarify that Buyers shall have no ongoing obligation or commitment to Leisure Concepts, Inc. after the termination of such arrangement (other than royalty payment obligations with respect to agreements in place as of the date of termination). Such arrangement with Summit Media will be assigned to Buyers pursuant to Section 2.1(a) and Buyers will assume the post-Closing obligations arising under such arrangement.

  8.6. Absence of Material Adverse Effect. No Material Adverse Effect in the Business shall have occurred between January 1, 1998 and the Closing Date, it being understood that for purposes of this Section 8.6 only, a Material Adverse Effect will not be deemed to result from the loss of any customer, supplier or licensor of a Seller due solely to the transactions contemplated by this Agreement or direct action taken by the Buyers.

  8.7. Net Income Before Taxes. "Net Income Before Taxes" of Sellers for calendar year 1997, as set forth in the 1997 Financial Statements and determined in accordance with Section 7.3(b), shall not be less than $32,000,000.

  8.8. Deliveriesers' Representatives, on behalf of Sellers and the Shareholders, shall have made all the deliveries set forth in Section 10.2.

                               ARTICLE IX

                    CONDITIONS PRECEDENT TO SELLERS'
               AND THE SHAREHOLDERS' OBLIGATION TO CLOSE

  The obligation of Sellers and the Shareholders to consummate the transac-tions herein contemplated is subject to the satisfaction at or before the Closing of the following conditions:

  9.1. Truth of Representations and Warranties. The representations and warranties of Buyers contained in or made pursuant to this Agreement and in any schedule, instrument, certificate, agreement or document delivered pursuant to this Agreement shall have been true and correct in all material respects on the date hereof and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and except that any separate qualification as to materiality shall be disregarded. The Sellers' Representative shall have received a certificate to this effect dated the Closing Date and signed by Buyers.

  9.2. Performance of Agreements. Each agreement, covenant or obligation of Buyers to be performed at or before the Closing pursuant to the terms hereof or as contemplated herein shall have been duly performed, unless waived by the Sellers' Representative. The Sellers' Representative shall have received a certificate to this effect dated the Closing Date and signed by Buyers.

  9.3. No Legal Obstruction The waiting period under the HSRA shall have expired. Each of the parties hereto shall have obtained all required approvals of any United States Governmental Authority (federal, state or local) in connection with the consummation of the transaction provided for hereunder. No action, suit, proceeding, litigation or investigation shall have been commenced by any Governmental Authority and be pending which questions the validity or legality of this Agreement or any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. No injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect.

  9.4.  Deliveries. Buyer shall have made all the deliveries set forth in
Section 10.3.


                               ARTICLE X

                              THE CLOSING

  10.1. Closing. Subject to the terms and conditions of this Agreement, the closing of the purchase of the Assets and the Business (the "Closing") shall take place on the earlier of May 31, 1998 or five business days after the last condition to Closing is satisfied, or on such other date as the parties may agree. The Closing shall be held at 10:00 a.m. in the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, or at such other place or time as the parties may agree.

  10.2. Documents to be Delivered by Sellers and Shareholders. At the Closing, the Sellers' Representative shall deliver or cause to be delivered to Buyers, the following:

    (a) certificates of the Sellers' Representative, on behalf of each Seller and Shareholder, dated the Closing Date, in form and substance reasonably satisfactory to Buyers, certifying to the fulfillment of the conditions set forth in Sections 8.1 and 8.2;

    (b) opinion of Schwartz, Cooper, Greenberger & Krauss, counsel to Sellers and the Shareholders, dated the Closing Date, in form and substance reasonably acceptable to Buyers, together with one or more additional legal opinions from other counsel as Buyers may reasonably request;

    (c) instruments of conveyance and transfer, in form and substance reasonably satisfactory to counsel to Buyers, effecting the sale, transfer, assignment and conveyance of the Assets and the Business to Buyers, including, but not limited to, the following:

      (i)	assignments of the Material Contracts and any other agreements being assigned hereunder, together with any consents (including all Designated Consents) necessary to permit such assignments;

      (ii)	assignments or bills of sale, as appropriate and in
recordable form for all appropriate jurisdictions, for the Intellectual Property Assets; and

      (iii)	bills of sale for all other Assets;

    (d) certified resolutions of the boards of directors and shareholders and/or of the limited liability company members, as the case may be, of Sellers, authorizing the execution, delivery and performance of this Agreement;

    (e)  copies of the consents and waivers referred to in Section 8.3;

    (f) evidence of the filing of appropriate documents in the jurisdiction of incorporation (or organization) of each Seller to change the name of each Seller in accordance with Section 11.6;

    (g) evidence, in form and substance reasonably satisfactory to Buyers' counsel, of the release of any Liens on the Assets;

    (h) a certificate (in the form required by applicable Treasury Regulations) dated the Closing Date and sworn to under penalty of perjury, setting forth the name, address and federal tax identification number of each Seller and stating that each Seller is either (i) not a "foreign person" within the meaning of Section 1445 of the Code or (ii) if a "foreign person", will not transfer any United States real property interest to Buyers; and

    (i) such other documents as may reasonably be requested by Buyers' counsel.

  10.3. Documents to be Delivered by Buyers. At the Closing, Buyers shall deliver or cause to be delivered to the Sellers' Representative the following:

    (a) certificates signed by an authorized officer of each Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Sellers' Representative, certifying to the fulfillment of the conditions specified in Sections 9.1 and 9.2;

    (b)  the form and amount of consideration as provided in Section 3.1;

    (c) instruments, in form and substance reasonably satisfactory to Sellers' Representative, pursuant to which Buyers assume the Assumed Liabilities;

    (d) opinions of each of the Senior Vice President/General Counsel of Buyer Parent, and Debevoise & Plimpton, special counsel to Buyers, each dated the Closing Date, and each in form and substance reasonably acceptable to Sellers.

    (e) certified resolutions of the board of directors of each Buyer, authorizing the execution, delivery and performance of this Agreement; and

    (f) such other documents as may be reasonably requested by counsel to Sellers and the Shareholders.


                               ARTICLE XI

                           FURTHER AGREEMENTS

  11.1. Survival of Representations and Warranties. The representations and warranties of the parties shall survive the Closing for three years, except that the representations and warranties made by Sellers and the Shareholders under Sections 5.13, 5.15 and 5.16 shall continue to survive and remain in effect through the date 60 days following the expiration of the statute of limitations applicable to the subject matter thereof, including all extensions and waivers thereof, and the representation and warranties made under Section 5.3 shall survive and remain in effect indefinitely.

  11.2.  Transfer Taxes and Other Costs.

    (a) All costs of transferring the Assets and the Business in accordance with this Agreement (other than the HSRA filing that was made prior to the date of this Agreement), including: (i) any governmental filing or grant fees and (ii) Taxes arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement (collectively, "Transfer Taxes"), will be paid by Sellers and the Shareholders and all such costs will be Excluded Liabilities under this Agreement.

    (b) Each party shall execute and deliver to each other party at Closing all applicable and properly completed sales/use tax exemption certificates as either the Buyers' Representative or the Sellers' Representative may reasonably request, including, but not limited to, sale for resale exemption certificates for the transfer of any Inventory purchased by Buyers for resale. Such certificates shall be in the form, and shall be signed by the proper party, as provided under Applicable Law. At the request of any Buyer, with respect to each jurisdiction in which the Business has filed sales Tax Returns, each Seller will cooperate with such Buyer to permit such Buyer to deliver to the applicable Governmental Authority a notice of cancellation (including, but not limited to, causing the relevant officers of such Seller to sign any necessary documents to effect such notice), effective as of the Closing Date, of such Seller's relevant sales Tax permits or certificates of the Business.

  11.3. Expenses. Except as provided otherwise in Sections 4.3(b) and 11.2(a), Buyers, on the one hand, and Sellers and the Shareholders, on the other, shall pay their own expenses relating to the transactions described herein, including, but not limited to, the cost of satisfying the closing conditions applicable to the other parties' obligation to close the transaction. Without limiting the generality of the foregoing, Sellers and Shareholders shall bear the cost of obtaining the consents referred to in Sections 7.6(b) and 8.3, including, without limitation, any consent fee and any increased amount (whether in the form of advance, minimum guarantee, royalty or otherwise) that will be required with respect to the existing term of any agreement with a Person who grants consent, provided that (i) if a consent cannot be obtained without extending the term of the existing agreement that is the subject of the consent, then, subject to Section 7.2(b), Buyers will bear any increased costs that must be paid during the extended term of such agreement and (ii) if the Purchase Price is reduced by the Liquidated Damages Amount paid pursuant to Section 7.6(b), Buyers will thereafter bear all costs of obtaining such consents after the Closing.

  11.4. Post-Closing Confidentiality. Each Seller and each of the Shareholders covenants and agrees that at all times subsequent to Closing, he or it will, and will cause his or its Affiliates to maintain the confidentiality of non-public information regarding Buyers, the Business and the Assets unless disclosure of such information is required by Applicable Law or such information is obtained by Sellers or the Shareholders (following, in the case of Mr. Rissman, any termination of the post-closing employment of Mr. Rissman by the Principal Buyer) in a non-confidential manner from a third party not under any confidentiality obligation to any Affiliate of Buyer Parent. Each Buyer similarly covenants and agrees to maintain the confidentiality of non-public personal information regarding the Shareholders that does not relate to the Assets or the Business, subject to qualifications equivalent to those described in the preceding sentence.

  11.5. Releases. Effective on the Closing Date, each Seller and each Shareholder hereby irrevocably waives any claim to any Asset (including, without limitation, each Intellectual Property Asset) and each such Person acknowledges that between himself or itself and Buyers, Buyers shall have the sole right of ownership, possession and use of each such Asset.

  11.6. Name Change; Post-Closing Use of Trademarks. Effective as of the Closing, each Seller shall cease using the word "Tiger" as part of its corporate (or liminted liability company) name. From and after the Closing Date, no Seller and no Shareholder shall use any trademark listed on
Schedule 5.12(a) or 5.12(b) nor any derivatives thereof or any confusingly similar trademarks or tradenames in connection with the conduct of any business.

  11.7. Liability with Respect to Products. From and after the Closing Date for a period of five years, Buyers, on the one hand , and Sellers on the other, will maintain insurance policies with reputable insurance carriers, and reinsurers as required, in an aggregate amount adequate to insure the other parties hereto against liability for the Product Liability Events for which the insuring parties have responsibility under Article II of this Agreement, but in no event shall such aggregate annual amount be less than $2,000,000, provided that Sellers will only be required to extend multimedia professional liability insurance until August 31, 1999 and the amount of such insurance will be maintained in accordance with levels existing at December 31, 1997. Buyers, on the one hand, and Sellers, on the other, agree to (i) name the other parties hereto as additional insureds under such policies of insurance, (ii) deliver or cause to be delivered to the Buyers' Representative or the Sellers' Representative, as the case may be, copies of certificates of insurance evidencing the above policies and (iii) give the Buyers' Representative or the Sellers' Representative, as the case may be, 30-days' prior notice of the cancellation of any such policy. Buyers will undertake commercially reasonable efforts to mark the Products manufactured, sold and distributed after the Closing Date so that the parties can identify those Products with respect to which they have indemnification obligations hereunder.

  11.8. Treatment of Certain Excluded Liabilities. Sellers and the Shareholders agree that their obligations with respect to the Excluded Liabilities referred to in Section 2.4(a) include the obligation to undertake the defense of or otherwise settle or resolve each such matter. Sellers and the Shareholders shall have the right to defend, settle or otherwise resolve each such matter in any manner they deem appropriate, provided that (i) no such matter shall be settled or resolved in a manner that would increase the cost of the conduct of the Business after the Closing and (ii) no such matter shall be settled or resolved in a manner that provides for injunctive or other nonmonetary relief affecting Buyers (unless Buyers consent to such settlement or resolution in writing).
Seller shall provide periodic status reports to Buyers regarding any matter referred to in this Section 11.8 that could affect the Buyers, the Business or the Assets following the Closing. Buyers and their counsel shall have the right to consult with Sellers and their counsel from time to time regarding such matters and to review any documents prepared in connection therewith.

  11.9. Non-Competition Covenants. Sellers and the Trust agree that for a period of two years from and after the Closing Date, the Sellers and the Trust shall not permit any of their respective affiliates to (i) directly or indirectly, engage in or act as a consultant to, or acquire an interest in any Person which develops, manufactures, distributes, sells or markets any product which is competitive with any Product or the Business, as conducted by Buyers at any time during such two-year period, (ii) interfere with the business relationship between Buyers and their respective customers, agents, suppliers or distributors or (iii) solicit any employee of a Buyer (or any other Person engaged to perform services for the Business) to leave the employment of such entity (or to cease providing services to such entity) or in any way interfere with the relationship between such employee and such entity.

  11.10. Access to Books and Records. For a period of five years following the Closing (or such longer period as may be required to resolve any pending litigation or Tax matters), Buyers shall not dispose of the Assigned Records unless reasonable advance notice is given to the Sellers' Representative (who, following such notice, may take possession of such Assigned Records at the expense of Sellers and the Shareholders) and Sellers and the Shareholders shall have the right, upon reasonable advance request, to have access to any Assigned Records as are then held by Buyers to enable any of them to fulfill any Tax or ordinary course corporate or limited liability company obligations.

  11.11.  Delivery of Notice; Further Assurances.

    (a) Promptly following the Closing, Sellers will, at the expense of Sellers and the Shareholders, put Buyers into full physical possession and enjoyment of all Assets. With respect to any Assets listed on Schedule
5.23 (and any other Assets that are held by Persons other than Sellers in the ordinary course of business), Sellers shall immediately following the Closing deliver notice to the holders of such Assets (with copies to Buyers' Representative), informing such holders that all right, title and interest of Sellers in such Assets have been transferred to Buyers and that such Assets are to be held for the Buyers' exclusive benefit.

    (b) In addition to Section 11.11(a), from time to time after the Closing Date, upon the request of the Buyers' Representative, Sellers and the Shareholders will, at the expense of Sellers and the Shareholders, exe-cute and deliver such instruments and documents as Buyers' Representative reasonably may request in order to sell, convey, transfer and assign to Buyers, or to perfect Buyers' interest in or title to, or to enable Buyers to use, any of the Assets or the Business or otherwise to carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, Sellers and the Shareholders will promptly deliver to the Buyers' Representative the full amount of all proceeds received by any Seller or Shareholder with respect to any letter of credit that secures an obligation arising after the Closing Date. Similarly, from time to time after the Closing Date, upon the request of the Sellers' Representative, Buyers (i) will reimburse Sellers in respect of any letter of credit on which a Seller is an account party and that is presented for payment by a vendor in respect of the purchase of any Inventory of the Business that was received by Buyers after the Closing (and was not included in the Tangible Assets purchased at the Closing), and (ii) will, at the expense of Buyers, execute and deliver such instruments and documents as the Sellers' Representative reasonably may request in order to evidence Buyers' obligations with respect to the Assumed Liabilities or otherwise to carry out the purposes and intent of this Agreement.


                               ARTICLE XII

                             INDEMNIFICATION

  12.1.  Indemnification by Sellers and the Shareholders.   Notwithstanding
the Closing and subject to the limitations set forth herein, Sellers and the Shareholders, jointly and severally, covenant and agree to defend, indemnify and hold harmless, Buyers, their respective Affiliates and the officers, directors, employees, agents, advisers and representatives of each such Person (collectively, the "Buyer Indemnitees") from and against, and pay or reimburse each such Buyer Indemnitee for, any and all claims, liabilities, obligations, losses (including the loss of any Tax asset), fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise, and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:

    (a) any breach or inaccuracy of any representation or warranty of Seller or any Shareholder under this Agreement, in any schedule hereto (including any Post-Signing Material), in any written disclosure delivered to the Buyers' Representative as contemplated by this Agreement or in any certificate delivered on the Closing Date in connection herewith (in the case of any such representation or warranty, without taking into account any qualification as to materiality, Material Adverse Effect or, in the case of representations and warranties in Section 5.13, knowledge, contained in such representation or warranty);

    (b) any breach of any covenant or agreement made by any Seller or Shareholder under this Agreement or in any schedule hereto or any certi-ficate delivered in connection herewith, including any breach arising from any action or inaction of the Sellers' Representative;

    (c) any claim, liability or obligation relating to or arising from any Excluded Liability;

    (d) any failure of the Seller's principal vendor in Hong Kong to complete the Products contained in any Seller's 1998 product catalogue on substantially the same terms as such vendor completed such Products prior to the date hereof;

    (e) any claim, liability or obligation arising from any recall, repair program or other corrective action reasonably initiated by Buyers or their Affiliates following the Closing with respect to any Product, provided that such recall is attributable to a manufacture, design or packaging element that existed in units of such Product as of the Closing Date; and

    (f) any failure of any Seller to comply with applicable bulk sales laws (in consideration of which indemnification obligation Buyer hereby waives compliance by the Sellers with any applicable bulk sales laws).

  12.2. Indemnification by Buyers. Notwithstanding the Closing and subject to the limitations set forth herein, Buyers jointly and severally, covenant and agree to defend, indemnify and hold harmless each seller and each Shareholder and the partners, officers, directors, employees, agents, advisers and representatives of each such Seller (collectively, the "Seller Indemnitees"), from and against, and pay or reimburse each such Seller Indemnitee for, any and all Losses resulting from or arising out of:

    (a) any breach or inaccuracy of any representation or warranty of any Buyer under this Agreement or in any schedule hereto or any certificate delivered on the Closing Date in connection herewith (in the case of any such representation or warranty, without taking into account any qualifica-tion as to materiality or Material Adverse Effect contained in such representation or warranty);

    (b) any breach of any covenant or agreement made by or on behalf of any Buyer under this Agreement or in any schedule hereto or any certificate delivered in connection herewith, including any breach arising from any action or inaction of the Buyers' Representative;

    (c) any Assumed Liability; or

    (d) any claim, liability or obligation relating to the conduct of the Business after the Closing Date, except to the extent such Loss is an Excluded Liability.

  12.3.  Limitations on Indemnity Obligation.

    (a) Notwithstanding anything in Section 12.1 or 12.2 to the contrary, to the extent indemnification is sought under Section 12.1(a) or 12.2(a), Sellers and the Shareholders or Buyers, as the case may be, shall be required to provide indemnification only at such time as the aggregate amount of Losses arising under Section 12.1(a) or 12.2(a), as the case may be, exceeds $2,000,000, in which event the Indemnifying Party shall indemnify for the full amount of Losses, inclusive of such $2,000,000 threshold.

    (b) To the extent any Indemnified Party is seeking indemnification for Losses in respect of the breach of any representation or warranty, such Indemnified Party shall be entitled to indemnity only for those Losses as to which such Indemnified Party has given written notice thereof to the Indemnifying Party prior to the termination of any applicable survival period for such representation or warranty applicable to such Loss pursuant to Section 11.1. Such Indemnified Party may at its option give notice under this Article XII as soon as it has become aware of a potential claim in respect of any breach of such representation or warranty, regardless of whether any Losses have been suffered, so long as such Indemnified Party shall in good faith determine that such potential claim is not frivolous or that such Indemnified Party may be liable or otherwise incur Losses as a result of such claim or otherwise and shall give written notice of such claim to the Indemnifying Party. Any written notice delivered by such Indemnified Party pursuant to this Section 12.3 shall set forth with reasonable specificity the basis of the claim for Losses and, if practicable, an estimate of the amount thereof.

  12.4. Third-Party Claims. In the case of any claim (a "Claim") asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemni-fied Party to the party required to provide indemnification (the "Indemni-fying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense and (iii) the failure by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Notice to the Sellers' Representative or to the Buyers' Representative, as the case may be, pursuant to this Section 12.4, shall constitute actual notice to all Sellers and the Shareholders, or to all Buyers, as the case may be. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party could reasonably be expected to affect adversely in any material respect the Indemnified Party's Tax liability or the ability of Buyers to conduct the Business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. Notwithstanding the foregoing, the Indemnifying Party shall still provide indemnification to the Indemnified Party. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section 12.4 and the records of each shall be available to the other with respect to such defense.

  12.5. Set-Off. Upon notice to the Sellers' Representative specifying in reasonable detail the basis for such set-off, Buyers may set off any amount to which a Buyer Indemnitee may be entitled under this Article XII against any Adjustment Amount or Interest Amount otherwise payable to Sellers and the Shareholders hereunder. The exercise of such right of set-off by Buyers in good faith, whether or not ultimately determined to be justified, will not constitute a breach of this Agreement.


                               ARTICLE XIII

                               TERMINATION

  13.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

    (a)  by mutual consent of Buyers and the Sellers' Representative;

    (b) by Buyers or by the Sellers' Representative if the Closing shall not have occurred on or before May 31, 1998; provided, however, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Closing to have occurred on or before the aforesaid date;

    (c) by Buyers or by the Sellers' Representative, if any court of competent jurisdiction or other governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transaction, and such order, decree, ruling or other action shall have become final and non-appealable;

    (d) by Buyers, if any Seller or Shareholder shall have materially breached any of its respective covenants herein or if any Seller or Shareholder shall have made a material misrepresentation herein; or

    (e) by the Sellers' Representative, if any Buyer shall have materially breached any of its covenants herein or if any Buyer shall have made a material misrepresentation herein.

  13.2. Procedure and Effect of Termination. In the event of termination by Buyers or the Sellers' Representative pursuant to Section 13.1, notice thereof shall forthwith be given to the Sellers' Representative or Buyers, respectively, and this Agreement shall terminate, without further action by any of the parties hereto. Each of the Sellers and Shareholders agrees that any termination by the Sellers' Representative, shall be conclusively binding upon him or it, whether given expressly on its behalf or not. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement except that any termination shall be without prejudice to the rights of either party hereto arising out of a breach by the other party of any covenant or agreement contained in this Agreement, and except that the provisions of Sections 7.7 and 11.3 shall survive such termination.


                               ARTICLE XIV

                              MISCELLANEOUS

  14.1. Sellers' Representative. Each Seller and each Shareholder hereby appoints Robert Dunn Glick, as his or its representative (the "Sellers' Representative"), authorized to act on his or its behalf for all purposes of the transactions contemplated by this Agreement, and agrees that at all times after the date hereof, Buyers shall be entitled to deal exclusively with the Sellers' Representative with respect to all matters that are the subject of this Agreement, including the delivery of certificates and other documents on behalf of any Seller or Shareholder, the payment of amounts due the Sellers or Shareholders hereunder, the delivery of notice regarding indemnification matters and the delivery of a writing pursuant to the first sentence of Section 14.8. All rights of Sellers and the Shareholders, including rights to indemnification, shall be exercisable exclusively by the Sellers' Representative. If Mr. Glick should resign, die or otherwise become unable to serve as the Sellers' Representative, Sellers and the Shareholders shall be obligated, within 10 days following any such event, to elect, by plurality vote, another Sellers' Representative and to deliver notice of such election to the Buyers' Representative. Buyers and their Affiliates shall have no liability to any Seller or Shareholder for any acts or omissions of the Sellers' Representative, or any acts or omissions taken or not taken by any Buyer at the direction of the Sellers' Representative. Upon any payment to the Sellers' Representative in accordance with this Agreement, Buyers shall be deemed to have fully satisfied any and all obligations to each Seller and Shareholder with respect to the amount of such payment.

  14.2. Buyers' Representative. Each Buyer herby appoints Alfred J. Verrecchia as its representative (the "Buyers' Representative"), authorized to act on its behalf for all purposes of the transactions contemplated by this Agreement, and agrees that at all times after the date hereof, Sellers and the Shareholders shall be entitled to deal exclusively with the Buyers' Representative with respect to all matters that are the subject of this Agreement, including the delivery of certificates and other documents on behalf of any Buyer, the payment of amounts due Buyers hereunder, the delivery of notice regarding indemnification matters and the delivery of a writing pursuant to the first sentence of Section 14.8. All rights of Buyers, including rights to indemnification, shall be exercisable exclusively by the Buyers' Representative. If Alfred J. Verrecchia should resign, die or otherwise become unable to serve as the Buyers' Representative, Buyer Parent shall be obligated, within 10 days following any such event, to elect another Buyers' Representative and to deliver notice of such election to the Sellers' Representative. Sellers and the Shareholders shall have no liability to any Buyer for any acts or omissions of the Buyers' Representative, or any acts or omissions taken or not taken by any Seller or Shareholder at the direction of the Buyers' Representative. Upon any payment to the Buyers' Representative in accordance with this Agreement, Sellers and the Shareholders shall be deemed to have fully satisfied any and all obligations to each Buyer with respect to the amount of such payment.

  14.3. Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing (including facsimile or similar transmission) and mailed (by U.S. certified mail, return receipt requested, postage prepaid), sent or delivered (including by way of overnight courier service):

    (a)  If to Sellers or the Sellers' Representative, addressed to:

      Tiger Electronics, Inc.
      980 Woodlands Parkway
      Vernon Hills, IL  60061
      Attention:  Owen Randall Rissman
      Telephone:  847-913-8100
      Fax:  847-913-8118

      With a copy to:

      Schwartz, Cooper, Greenberger & Krauss
      180 North LaSalle Street
      Suite 2700
      Chicago, IL  60601
      Attention:  Robert Dunn Glick
      Telephone:  312-346-1300
      Fax:   312-782-8416

    (b)  If to the Buyers or the Buyers' Representative, addressed to:

      Hasbro, Inc.
      1011 Newport Avenue
      Pawtucket, RI  02862
      Attention:  Alfred J. Verrecchia
      Telephone:  401-727-5100
      Fax:  401-721-7202


      With a copy to:

      Hasbro, Inc.
      1027 Newport Avenue
      Pawtucket, RI  02862
      Attention:  Cynthia S. Reed
      Telephone:  401-727-5274
      Fax:  401-729-7025

      and a copy to:

      Debevoise & Plimpton
      875 Third Avenue
      New York, New York  10022
      Attention:  Richard D. Bohm
      Phone:  212-909-6226
      Fax:	212-909-6836

or to such other address(es) as the Sellers' Representative or the Buyers' Representative shall give notice to the other by like means. All such notices, demands, and communications, if mailed, shall be effective upon the earlier of (i) actual receipt by the addressee, or (ii) the date shown on the return receipt of such mailing. All such notices, demands, and communications, if not mailed, shall be effective upon the earlier of (i) actual receipt by the addressee, (ii) with respect to facsimile and similar electronic transmission, the earlier of (A) the time that electronic confirmation of a successful transmission is received, or (B) the date of transmission, if a confirming copy of the transmission is also mailed as described above on the date of transmission, and (iii) with respect to delivery by overnight courier service, the day after deposit with the courier service, if delivery on such day by such courier is confirmed with the courier or the recipient orally or in writing.

  14.4. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

  14.5 No Third Party Beneficiaries. Except as provided in Article XII with respect to the indemnification of the Buyer Indemnitees and the Seller Indemnitees hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, sucessors and permitted assigns.

  14.6.  Governing Law.   This Agreement shall be governed in all respects,
including as to vaidity, intrepretation and effect, by the internal laws of the State of Rhode Island, without giving effect to the conflict of laws rules thereof.

  14.7.  Assignment.

    (a) Prior to the Closing Date, Buyer Parent may designate one or more of its direct or indirect subsidiaries to purchase all or a portion of the Assets and the Business, provided that Buyer Parent will remain liable for the obligations of the Buyers hereunder. Following the Closing Date, any Buyer may assign its respective rights or obligations under this Agreement to any direct or indirect subsidiary of Buyer Parent, provided that Buyer Parent will remain liable for the obligations of Buyers hereunder.

    (b) Except as provided in Section 14.7(a), this Agreement and all obligations hereunder shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable.

  14.8.  Amendment; Waivers, etc.

    (a) Subject to Sections 14.1 and 14.2, no amendment, modification or discharge of this Agreement, and no waiver, hereunder, shall be valid and binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. Except as provided in Section 4.3(a), the rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of Sellers and the Shareholders, on the one hand, and Buyer Parent, on the other hand, that are contained in this Agreement (as brought down on the Closing Date) shall not be affected or deemed waived by reason of any investigation made by or on behalf of Buyers or Sellers and the Shareholders, as the case may be, (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that Buyers or Sellers and the Shareholders, as the case may be, or any of its or their respective advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

  14.9.  Severability.   If any provision, including any phrase, sentence,
clause, section or subsection, of this Agreement is invalid, inoperative or unenforcable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

  14.10. Schedules. Items listed on a schedule to this Agreement shall be deemed disclosed on each other schedule to this Agreement on which the disclosure of such item is required, provided that the appropriateness of the disclosure of such item on the other schedule or schedules is readily apparent.

  14.11.  Headings.   The headings contained in this Agreement or no any
exhibit or schedule attached hereto or any Post-Signing material are for purposes of convenience only and shall not effect the meaning or intrepretation of this Agreement.

  14.12.  Entire Agreement.   The Schedules hereto and the lists and other
documents delivered pursuant to or as contemplated by this agreement are hereby incorporated in and form an integral part of this Agreement. Except for the Confidentiality Agreements, which will expire and terminate without further action as of the Closing, all understandings, covenants and agreements between the parties are merged into this Agreement, which fully and completely expresses their agreement and supersedes any prior agreement or understanding relating to the subject matter hereof, including the Letter of Intent among Buyer Parent, the Shareholders and Tiger Electronics, Inc., dated December 19, 1997. The parties make no representations or warranties to each other except as contained in this Agreement (as brought down on the Closing Date) and any and all prior representations and warranties made by any party or his or its representatives, whether verbally or in writing, are deemed merged into this Agreement, it being intended that no such prior representation or warranty shall survive the execution and delivery of this Agreement.

  14.13. Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one instrument. A signature of a party delivered by telecopy shall constitute an original signature of such party.


  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

    HASBRO, INC.


    By:     /s/ Alfred J. Verrechia
            -----------------------
    Name:   Alfred J. Verrechia
    Title:  Executive Vice President and President - Global Operations

    HIAC X CORP.


    By:     /s/ Alfred J. Verrechia
            -----------------------
    Name:   Alfred J. Verrechia
    Title:  Executive Vice President


  ACCEPTED AND AGREED:

    TIGER ELECTRONICS, INC.

    By:     /s/ Owen Randall Rissman
            ------------------------
    Name:   Owen Randall Rissman
    Title:  President

    By:     /s/ Roger A. Shiffman
            ---------------------
    Name:   Roger A. Shiffman
    Title:  Executive Vice President


    TIGER ELECTRONICS DEVELOPMENT, INC.

    By:     /s/ Owen Randall Rissman
            ------------------------
    Name:   Owen Randall Rissman
    Title:  President and Treasurer

    TIGER ENTERTAINMENT CORP.


    By:     /s/ Owen Randall Rissman
            ------------------------
    Name:   Owen Randall Rissman
    Title:  President and Treasurer


    TIGER ELECTRONICS - U.K., L.L.C.


    By:     /s/ Owen Randall Rissman
            ------------------------
    Name:   Owen Randall Rissman
    Title:  President


    TIGER CONSUMER SALES, INC.


    By:     /s/ Owen Randall Rissman
            ------------------------
    Name:   Owen Randall Rissman
    Title:  President and Treasurer


    TIGER GERMANY, INC.


    By:     /s/ Owen Randall Rissman
            ------------------------
    Name:   Owen Randall Rissman
    Title:  President


    TIGER EUROPE, INC.


    By:     /s/ Owen Randall Rissman
            ------------------------
    Name:   Owen Randall Rissman
    Title:  President


    TIGER CHINA, INC.


    By:     /s/ Owen Randall Rissman
            ------------------------
    Name:   Owen Randall Rissman
    Title:  President


    TIGER DEUTSCHLAND GmbH


    By:     /s/ Owen Randall Rissman
            ------------------------
    Name:   Owen Randall Rissman
    Title:  Authorized Signator on behalf of
              Udo Bernhard, Managing Director


    TIGER FRANCE SAS


    By:     /s/ Owen Randall Rissman
            ------------------------
    Name:   Owen Randall Rissman
    Title:  Authorized Signator on behalf of
              Tiger Europe, Inc. and Tiger
              Electronics, Inc., Partners


            /s/ Owen Randall Rissman
            ------------------------
            Mr. Owen Randall Rissman


    RISSMAN FAMILY 1997 TRUST


    By:     /s/ Robert Dunn Glick
            ---------------------
    Name:   Robert Dunn Glick
    Title:  Trustee






                                AMENDMENT


  This Amendment, dated as of March 31, 1998, by and among Hasbro, Inc., a Rhode Island corporation ("Buyer Parent"), HIAC X Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer Parent (the "Principal Buyer"), Tiger Electronics, Inc., an Illinois corporation ("Tiger"), the companies affiliated with Tiger that are listed on the signature pages hereto (Tiger and such affiliated companies, collectively, "Sellers"), Owen Randall Rissman ("Mr. Rissman") and the Rissman Family 1997 Trust (the "Trust"; Mr. Rissman and the Trust are referred to collectively as the "Shareholders"), is made with respect to the Asset Purchase Agreement, dated as of February 8, 1998 (the "Agreement"), among such parties (capitalized terms used herein without definition are used as defined in the Agreement).

  WHEREAS, the parties hereto wish to amend the Agreement as set forth herein;

  NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and in the Agreement, the parties hereto agree to amend the Agreement as follows:

  I. Article I of the Agreement is hereby amended by revising the definition of "Equipment" to read as follows:

    "'Equipment' means all equipment, furniture and fixed assets of Sellers, other than Tooling, used or held for use in the Business, including, without limitation, all of the foregoing listed on Schedule 1-B."

    1. Article I of the Agreement is hereby amended by revising the definition of "Tooling" to read as follows:

      "'Tooling' means all tooling, molds, tools, dies, plates, film, artwork, color reproductions, jigs, assembly line and test fixtures (including those relating to discontinued items) used in the Business, whether in the possession of a Seller or in the possession of a third party, including, without limitation, all of the foregoing listed on
Schedule 1-C."

    2. Section 7.11 of the Agreement is hereby amended by adding the following at the end thereof:

      "Without limiting the generality of the foregoing, the following shall constitute Excluded Contracts for all purposes of this Agreement:
Agreement dated as of March 31, 1992 by and between Michael J. Freeman and Tiger Electronics, Inc. concerning 2X-L, as amended; Letter Agreement dated as of May 16, 1995 by and between Dr. Michael J. Freeman Ph.D. and Tiger Electronics, Inc. concerning ACTIVITY FUN ALPHIE; License Agreement dated as of March 1, 1997 by and between Mattel Europa B.V. and Tiger Electronics, Inc. concerning BARBIE; and License Agreement dated as of August 1, 1994 by and between The United States Playing Card Company and Tiger Electronics, Inc. concerning BICYCLE playing cards."

    3. Schedule 4.3(a) of the Agreement is hereby amended by adding the following new paragraphs:

      "12. Any expense arising from any failure to earn or other shortfall in minimum or guaranteed royalties or any expense associated with a write down of Inventories or Tooling, in each arising from restrictions on the ability of the Buyer to sell Inventory following the Closing, whether as a result of a failure to obtain a third party consent or otherwise, shall be eliminated.

      13. Any restrictions or limitations on the ability of the Buyers to sell Inventory following the Closing, whether as a result of a failure to obtain a third party consent or otherwise, shall be taken into account in determining the fair market value of such Inventory and any related Tooling used to create such Inventory."

    4. The Agreement is hereby amended by incorporating Schedules 1-B, 1-C, 5.10(a), 5.12(a), 5.13(c), 5.22(a), 5.22(b), 5.23, 5.24, 5.25 and 5.26
attached to this Amendment for any corresponding Schedules previously attached to the Agreement.

    5. All references in the Agreement to "Tiger Deutschland GmbH" shall be deemed to refer to "Tiger Toys GmbH Deutschland", the correct name of such Seller.

    6. This Amendment shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the state of Rhode Island, without giving effect to the conflict of laws rules thereof.

    7. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    8. Except as provided in this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

  IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


    HASBRO, INC.

    By:     /s/ Alfred J. Verrechia
            -----------------------
    Name:   Alfred J. Verrechia
    Title:  Executive Vice President and
            President - Global Operations

    HIAC X CORP.

    By:     /s/ Alfred J. Verrechia
            -----------------------
    Name:   Alfred J. Verrechia
    Title:  Executive Vice President

  ACCEPTED AND AGREED:

    TIGER ELECTRONICS, INC.

    By:     /s/ Robert Dunn Glick
            ---------------------
    Name:   Robert Dunn Glick
    Title:  Secretary

    By:     /s/ Owen Randall Rissman
            ------------------------
    Name:   Owen Randall Rissman
    Title:  President



    TIGER ELECTRONICS DEVELOPMENT, INC.

    By:     /s/ Robert Dunn Glick
            ---------------------
    Name:   Robert Dunn Glick
    Title:  Secretary

    TIGER ENTERTAINMENT CORP.

    By:     /s/ Robert Dunn Glick
            ---------------------
    Name:   Robert Dunn Glick
    Title:  Secretary


    TIGER ELECTRONICS - U.K., L.L.C.

    By:     /s/ Robert Dunn Glick
            ---------------------
    Name:   Robert Dunn Glick
    Title:  Secretary


    TIGER CONSUMER SALES, INC.

    By:     /s/ Robert Dunn Glick
            ---------------------
    Name:   Robert Dunn Glick
    Title:  Secretary


    TIGER GERMANY, INC.

    By:     /s/ Robert Dunn Glick
            ---------------------
    Name:   Robert Dunn Glick
    Title:  Secretary


    TIGER EUROPE, INC.

    By:     /s/ Robert Dunn Glick
            ---------------------
    Name:   Robert Dunn Glick
    Title:  Secretary


    TIGER CHINA, INC.

    By:     /s/ Robert Dunn Glick
            ---------------------
    Name:   Robert Dunn Glick
    Title:  Secretary


    TIGER TOYS GmbH DEUTSCHLAND

    By:     /s/ Owen Randall Rissman
            ------------------------
    Name:   Owen Randall Rissman
    Title:  Authorized Signator on behalf of
		   Udo Bernhard, Managing Director


    TIGER FRANCE SAS

    By:     /s/ Owen Randall Rissman
            ------------------------
    Name:   Owen Randall Rissman
    Title:  Authorized Signator on behalf of
		  Tiger Europe, Inc. and
		  Tiger Electronics, Inc., Partners

            /s/ Owen Randall Rissman
            ------------------------
            Mr. Owen Randall Rissman


    RISSMAN FAMILY 1997 TRUST

    By:     /s/ Robert Dunn Glick
            ---------------------
    Name:   Robert Dunn Glick
    Title:  Trustee









EX2A.DOC